                                                                     EXHIBIT 4.1


                   AMENDED AND RESTATED FINANCING AGREEMENT

                                     AMONG

                     THE CIT GROUP/BUSINESS CREDIT, INC.,

                                      AND

                           J.S. OSHMAN AND CO., INC.
                      OSHMAN SPORTING GOODS CO., ALABAMA
                      OSHMAN SPORTING GOODS CO., ARIZONA
                      OSHMAN SPORTING GOODS CO., ARKANSAS
                     OSHMAN SPORTING GOODS CO., CALIFORNIA
                      OSHMAN SPORTING GOODS CO., COLORADO
                      OSHMAN SPORTING GOODS CO., FLORIDA
                      OSHMAN SPORTING GOODS CO., GEORGIA
                       OSHMAN SPORTING GOODS CO., HAWAII
                       OSHMAN SPORTING GOODS CO., KANSAS
                     OSHMAN SPORTING GOODS CO., LOUISIANA
                      OSHMAN SPORTING GOODS CO., MICHIGAN
                     OSHMAN SPORTING GOODS CO., MINNESOTA
                      OSHMAN SPORTING GOODS CO., MISSOURI
                       OSHMAN SPORTING GOODS CO., NEVADA
                     OSHMAN SPORTING GOODS CO., NEW JERSEY
                     OSHMAN SPORTING GOODS CO., NEW MEXICO
                      OSHMAN SPORTING GOODS CO., NEW YORK
                        OSHMAN SPORTING GOODS CO., OHIO
                      OSHMAN SPORTING GOODS CO., OKLAHOMA
                       OSHMAN SPORTING GOODS CO., OREGON
                   OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
                     OSHMAN SPORTING GOODS CO., TENNESSEE
                       OSHMAN SPORTING GOODS CO., TEXAS
                        OSHMAN SPORTING GOODS CO., UTAH
                     OSHMAN SPORTING GOODS CO., WASHINGTON
                           OSHMAN'S SKI SKOOL, INC.
                                      AND
                    OSHMAN'S SPORTING GOODS, INC.-SERVICES

                         DATED AS OF DECEMBER 15, 1997

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SECTION 1.  Definitions...............................................

SECTION 2.  Conditions Precedent......................................

SECTION 3.  Revolving Loans...........................................

SECTION 4.  Letters of Credit.........................................

SECTION 5.  Collateral................................................

SECTION 6.  Representations, Warranties and Covenants.................

SECTION 7.  Interest, Fees and Expenses...............................

SECTION 8.  Powers....................................................

SECTION 9.  Events of Default and Remedies............................

SECTION 10. Termination...............................................

SECTION 11. Real Estate--Best Efforts.................................

SECTION 12. Miscellaneous.............................................

EXHIBIT A - Inventory Confirmation Statement

EXHIBIT B - Form of Original Bank Account Letter Agreement

EXHIBIT C - Form of CITBC Verification Request Pursuant to Section 8

                   AMENDED AND RESTATED FINANCING AGREEMENT

        THIS AMENDED AND RESTATED FINANCING AGREEMENT (hereinafter, this "Financing Agreement") is dated as of December 15, 1997, and is by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at Two Lincoln Centre, Suite 200, 5420 LBJ Freeway, Dallas, Texas 75240, and J. S. OSHMAN AND CO., INC.; OSHMAN SPORTING GOODS CO., ALABAMA; OSHMAN SPORTING GOODS CO., ARIZONA; OSHMAN SPORTING GOODS CO., ARKANSAS; OSHMAN SPORTING GOODS CO., CALIFORNIA (herein "Oshman California"); OSHMAN SPORTING GOODS CO., COLORADO; OSHMAN SPORTING GOODS CO., FLORIDA (herein "Oshman Florida"); OSHMAN SPORTING GOODS CO., GEORGIA; OSHMAN SPORTING GOODS CO., HAWAII (herein "Oshman Hawaii"); OSHMAN SPORTING GOODS CO., KANSAS; OSHMAN SPORTING GOODS CO., LOUISIANA; OSHMAN SPORTING GOODS CO., MICHIGAN; OSHMAN SPORTING GOODS CO., MINNESOTA; OSHMAN SPORTING GOODS CO., MISSOURI; OSHMAN SPORTING GOODS CO., NEVADA; OSHMAN SPORTING GOODS CO., NEW JERSEY; OSHMAN SPORTING GOODS CO., NEW MEXICO; OSHMAN SPORTING GOODS CO., NEW YORK; OSHMAN SPORTING GOODS CO., OHIO; OSHMAN SPORTING GOODS CO., OKLAHOMA; OSHMAN SPORTING GOODS CO., OREGON; OSHMAN SPORTING GOODS CO., SOUTH CAROLINA; OSHMAN SPORTING GOODS CO., TENNESSEE; OSHMAN SPORTING GOODS CO., UTAH; OSHMAN SPORTING GOODS CO., WASHINGTON; and OSHMAN'S SKI SKOOL, INC., each a Texas corporation; OSHMAN SPORTING GOODS CO., TEXAS (herein "Oshman Texas") and OSHMAN'S SPORTING GOODS, INC. - SERVICES (herein "Oshman's Services"), each a Delaware corporation (hereinafter all of the foregoing named corporations may be collectively referred to as the "Companies" and each of the foregoing may be referred to individually as a "Company"), each having a principal place of business at 2302 Maxwell Lane, Houston, Texas 77023.

                                   RECITALS:

        WHEREAS, the Companies and CITBC are parties to that certain Financing Agreement dated August 31, 1992, as amended an otherwise modified prior to the date hereof (the "Original Financing Agreement"); and

        WHEREAS, the Companies and CITBC now desire to amend, restate and modify the Original Financing Agreement as hereinafter set forth to, among other things, confirm the terms and conditions under which CITBC will make revolving loans, advances an other financial accommodations available to the Companies;

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt an sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

SECTION 1. DEFINITIONS

As used herein, the following terms shall have the following meanings:

ACCOUNTS shall mean all of each Company's now existing and future: (a) accounts receivable, including any Trade Accounts Receivable, all rights to payment under bank of non-bank credit cards, (whether or not specifically listed on schedules furnished to CITBC), and any and all instruments, documents, contract rights, chattel paper, general intangibles and investment property, including, without limitation, all accounts created by or arising from each Company's sales of Inventory or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any trade names or styles of a Company, or through any divisions of a Company; (b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any Inventory represented by any of the foregoing, including rights to returned or repossessed Inventory;
(d) credit balances arising in the Collective Account hereunder; (e) guarantees or collateral for any of the foregoing; (f) credit or property insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all the foregoing.

AFFILIATE shall mean, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and the term "control" shall have the meaning set forth in respect thereof in Rule 105 promulgated under the Securities Act of 1933, as amended.

ANNIVERSARY DATE shall mean August 31, 1999, and the same date in every year thereafter; provided, however, that if the Companies give notice, in accordance with Section 10 of this Financing Agreement, to terminate on an Anniversary Date and such date is not a business day, then the Anniversary Date shall be the next succeeding business day.

AVAILABILITY shall mean at any time of determination the amount by which I) the lesser of a) the sum of i) the Current Revolving Line of Credit, plus ii) during any Seasonal Overline Period, $15,000,000.00, or b) the Borrowing Base exceeds
II) the sum of x) the outstanding aggregate amount of all Obligations (excluding all obligations in respect of the undrawn amounts of outstanding Letters of Credit) plus y) the Availability Reserve.

AVAILABILITY RESERVE shall mean at any time of determination an amount equal to the sum of (i) the then undrawn amount of all outstanding Letters of Credit, plus (ii) a thirty-two and one-half percent (32.5%) reserve against the cost of inventory located in the traditional stores (i.e., stores other than those having a tradename of "Oshman's Supersports" or "Supersports U.S.A.") scheduled to be closed during the fiscal year 1997, such reserve to remain in place until the liquidation process is complete, plus (iii) the amount of all sales taxes collected by the Companies and not yet remitted to the authority to which such taxes are owed, the amount of which shall be determined by CITBC in its sole discretion.

BORROWING BASE shall have the meaning assigned to it in Section 3, Paragraph 1 hereof.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Companies during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Companies or of any one of them and such expenditures shall be reduced by any amounts received as landlord construction rebates not included or reflected by the property, plant or equipment or similar asset account reflected on the balance sheet of the Companies or any one of them.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheets of the Companies or of any one of them.

CITBC shall have the meaning assigned to it in the introductory paragraph of this Financing Agreement.

COLLATERAL shall mean all present and future Accounts, Inventory, Documents of Title, General Intangibles and Real Estate of each of the Companies but shall not include the Excluded Assets.

COLLATERAL MANAGEMENT FEE shall mean the sum of $90,000.00 per annum which shall be paid to CITBC in accordance with Section 7, Paragraph 6 of this Financing Agreement hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

COLLECTIVE ACCOUNT shall have the meaning assigned to it in Section 3, Paragraph 5 hereof.

COMPANIES and COMPANY shall have the meaning assigned to them in the preamble of this Financing Agreement.

CONCENTRATION ACCOUNT shall have the meaning assigned to it in Section 3, Paragraph 4 hereof.

CONFIDENTIAL INFORMATION shall have the meaning assigned to it in Section 12, Paragraph 6 of this Financing Agreement.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for the Parent and its Subsidiaries, eliminating all inter-company transactions and prepared, in the case of any such quarterly or annual balance sheet, in accordance with GAAP consistently applied.

CONTRACT RATE shall mean the rate of interest computed as set forth in Section 7, Paragraph 1(A) of this Financing Agreement.

CURRENT REVOLVING LINE OF CREDIT shall have the meaning assigned to it in
Section 3, Paragraph 1 hereof.

CUSTOMARILY PERMITTED LIENS shall mean

        (a) liens of local or state authorities for franchise or other like taxes provided such liens are permitted by Section 6, Paragraph 5 hereof;

        (b) statutory liens of landlords and liens of carriers, wharehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

        (c) deposits made (and the liens thereon) in the ordinary course of business including, without limitation, security deposits for leases, surety bonds and appeal bonds, deposits in connection with utilities, workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

        (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate which do not materially detract from the value or materially adversely affect the intended use of the Real Estate or which are listed in Schedule B of the title insurance policies delivered to CITBC in accordance with Section 11 hereof.

DEFAULT shall mean any event specified in Section 9 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the lesser of: i) four percent (4%) and ii) The Chase Manhattan Bank Rate, or b) the Maximum Legal Rate, which CITBC shall be entitled to charge the Companies on all Obligations due CITBC by each of the Companies to the extent provided in Section 9, Paragraph 2 of this Financing Agreement.

DEPOSITORY ACCOUNT shall have the meaning assigned to it in Section 3, Paragraph 4 hereof.

DOCUMENTATION FEE shall mean i) a sum not to exceed $7,500 intended to compensate CITBC for the use of outside counsel and CITBC'S in-house Legal Department and facilities in documenting, in whole or in part, this Financing Agreement solely on behalf of CITBC, exclusive of Out-of-Pocket Expenses, and
ii) CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations but excluding any fees arising in connection with any mortgage, deed of trust or other documents relating to the Real Estate.

DOCUMENTS OF TITLE shall mean all present an future warehouse receipts, bills of lading, shipping documents, instruments and similar documents, all whether negotiable or not, and all Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Companies terminate this Financing Agreement or the Revolving Line of Credit, if such date is prior to (but not on) an Anniversary Date.

EARLY TERMINATION FEE shall i) mean the fee CITBC is entitled to charge the Companies in the event the Companies or any one of them terminate the Revolving Line of Credit or this Financing Agreement on a date prior to (but not on) the initial or any subsequent Anniversary Date; and ii) be determined by calculating the sum of a) the average daily balance of the Revolving Loans for the period from August 31, 1992 to the Early Termination Date plus b) the average daily undrawn face amount of the Letters of Credit outstanding for the period from August 31, 1992 to the Early Termination Date, and multiplying that sum by x) three percent (3%) per annum for the number of days form the Early Termination Date to August 31, 1999 if the Early Termination Date is on or prior to August 31, 1997, or y) two percent (2%) per annum for the number of days from the Early Termination Date to the Next Anniversary Date if the Early Termination Date is subsequent to August 31, 1997 and on or prior to August 31, 1998; or z) one percent (1%) per annum for the number of days from the Early Termination Date to the Next Anniversary Date if the Early Termination Date is subsequent to August 31, 1998 but on a date which is prior to the Next Anniversary Date.

EBITDA shall mean all earnings of the Parent and its Subsidiaries, on a consolidated basis, before all Interest Expense, income tax obligations (paid or accrued), miscellaneous income, depreciation expense and amortization expense, determined in accordance with GAAP consistently applied.

ELIGIBLE INVENTORY shall mean the gross amount of each Company's Inventory that conforms to the warranties herein less any i) (omitted intentionally), ii) supplies, iii) Inventory not present in the United States of America, iv) Inventory returned or rejected by any Company's customers other than Inventory that is undamaged and resalable in the normal course of business, v) Inventory to be returned to a Company's suppliers, vi) Inventory in transit to third parties, and vii) reserves required by CITBC in its reasonable judgment and without duplication but only for the following: (a) special order Inventory; (b) market value declines; (c) bill an hold (deferred shipment or consignment sales); (d) markdowns; (e) shrinkage; (f) Inventory which is not located at a Company's retail store location or warehouse, but any Inventory within the United States of America and in transit to a Company's retail store location or warehouse shall not be reserved for; (g) pack-a-ways; (h) demonstration items;
(i) damaged or defective Inventory; (j) slow moving and obsolete Inventory; (k) out-of-season merchandise; (l) Inventory at outlet locations; (m) Inventory held for lease; (n) items of Inventory not sold by any Company as of the date of execution of this Financing Agreement and not otherwise determined by CITBC to be "Eligible Inventory"; and (o) a reserve in the amount of (i) $4,166,667.00 when the Inventory advance rate is sixty percent (60%) an (ii) $3,846,154.00 when the Inventory advance rate is sixty-five percent (65%), on a continuing basis in lieu of landlord waivers in favor of CITBC for leased retail stores. The amount of such reserves shall be determined solely by CITBC in its reasonable business judgment using standards consistently applied. Such standards shall take into consideration amounts representing, historically, a Company's reserves, discounts, returns, claims, credits and allowances.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time, as applicable.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 9 of this Financing Agreement.

EXCLUDED ASSETS shall mean the following assets, whether now or hereafter acquired: all fixtures that do not relate to any of the Real Estate, all trade fixtures whether relating to the Real Estate or not, all resale estate (fee owned or leased) that does not constitute Real Estate, all equipment, all leases relating to any of the foregoing, all life insurance policies, all cash or non-cash proceeds of any such real estate, equipment, fixture, trade fixtures, lease or policy ,including, without limitation, proceeds in the form of accounts, chattel paper, documents, general intangibles, instruments, insurance proceeds, or any of the other types of Collateral referred to in this Financing Agreement which constitutes proceeds of any such real estate, equipment, fixture, trade fixture, lease or policy provided, however, that if any such proceeds are converted to, or are used, in whole or in part, to acquire Inventory, then such Inventory shall not be an Excluded Asset.

FIFO shall have the meaning assigned to it in Section 3, Paragraph 1 hereof.

FINANCING AGREEMENT shall have the meaning assigned to it in the introductory paragraph hereof.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Financing Agreement, all computations and determinations as to accounting or financial matters and all quarterly and annual consolidated financial statements to be delivered pursuant to this Financing Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

GENERAL INTANGIBLES shall have the meaning set forth in the Uniform Commercial Code as in effect in the State of Texas and shall include, without limitation, all present and future right, title and interest in and to all tradenames, trademarks (together with the goodwill associated therewith), patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

GUARANTEES shall have the meaning assigned to it in Section 3, Paragraph 5 hereof.

GUARANTORS shall mean i) the Parent, and ii) the Companies.

INCREMENT shall have the meaning assigned to it in Section 3, Paragraph 1.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, and (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INTEREST EXPENSE shall mean total interest obligations (paid or accrued) of the Companies, determined in accordance with GAAP on a basis consistent with the latest audited statements of each of the Companies.

INVENTORY shall mean all of each Company's present an hereafter acquired merchandise an inventory and all additions, substitutions and replacements thereof, wherever located, together with all packaging or shipping materials and all proceeds thereof of whatever sort.

INVENTORY TURNOVER RATIO shall mean, as of any date of determination, the ratio determined by dividing a) the aggregate cost of sales (as reflected in the Parent's Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission on Forms 10K and 10Q, respectively) for the immediately preceding four (4) fiscal quarters, by b) the average of the inventory (as reflected in the Parent's Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission on Forms 10K and 10Q, respectively) for such four (4) quarters.

ISSUING BANK shall mean any bank issuing Letters of Credit for any of the Companies.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of CITBC by the Issuing Banks for or on behalf of any of the Companies.

LETTER OF CREDIT GUARANTY shall mean any guaranty delivered by CITBC to the Issuing Bank of any Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for letters of credit or other like documents.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge under Section 7, Paragraph 2 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Companies or any one of them in obtaining Letters of Credit pursuant to Section 4 hereof.

LIBOR shall mean, at any time of determination, and subject to availability, the London Interbank Offered Rate paid in London on one month, two month or three month dollar deposits quoted by The Chase Manhattan Bank or if there is no quotation as to Libor, then in any publication used in the New York City financial community.

LIBOR LOAN shall mean the loans for which the Companies have elected to use Libor for interest rate computations.

LIBOR PERIOD shall mean the Libor for one month , two month, or three month dollar deposits, as selected by Companies.

LIBOR PROCESSING FEE shall mean the sum of $500.00 which CITBC shall be entitled to charge the Companies in accordance with, but subject to, the provisions of
Section 7 of this Financing Agreement upon the election of a Libor Loan.

LINE OF CREDIT FEE shall: i) mean the fee due CITBC at the end of each month for the Revolving Line of Credit and ii) be determined by multiplying x) the Revolving Line of Credit less the sum of a) the average daily Revolving Loans outstanding during such month plus b) the average daily undrawn face amount of all outstanding Letters of Credit for said month, by y) the percentage equal to three-eighths of one-percent (.375%) per annum, for the number of days in said month during which this Financing Agreement was in effect.

LOAN DOCUMENTS shall mean this Financing Agreement, the Original Financing Agreement and the ancillary documents and agreements executed in conjunction herewith or therewith on or about the date of execution hereof or thereof, including without limitation the Guaranties, the Trademark Assignment and Security Agreement, the Pledge Agreements, the Original Bank Account Letter Agreement, mortgages and deeds of trust and the documents executed by any of the Companies or the Parent and set forth on the closing checklists relating to this Financing Agreement and the Original Financing Agreement.

MARGIN SECURITIES shall have the meaning assigned to such term in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended).

MAXIMUM LEGAL RATE shall mean the maximum lawful interest rate which may be contracted for, charged, taken, received or reserved under this Financing Agreement by CITBC in accordance with applicable state or federal law, taking into account all items contracted for, charged or received in connection with the Obligations evidenced hereby which are treated as interest under the applicable state or federal law, as such rate may change from time to time. For purposes of determining the Maximum Legal Rate under the applicable law of the State of Texas, to the extent that any of the optional interest rate ceilings provided in Chapter 303 of the Texas Finance Code (Vernon's Texas Code Annotated), as amended from time to time (as amended, the "Texas Finance Code"), may be available for application to any loan(s), advances(s) or extension(s) of credit made hereunder or otherwise for the purpose of determining the maximum allowable interest hereunder pursuant to the Texas Finance Code, the applicable "weekly ceiling" (as such term is defined in Chapter 303 of the Texas Finance
Code) from time to time in effect shall be used to the extent that it is so available.

MINIMUM AVAILABILITY for any month shall mean Availability in excess of the quotient of a) the sum of i) fifty percent (50%) of the month end availability as set forth in the Companies' cash flow projections for the Companies' fiscal year in which such month occurs ("PROJECTIONS") for such month plus ii) fifty percent (50%) of such month end availability for the next succeeding month thereafter, divided by (b) two (2). All Projections shall be satisfactory to CITBC and shall be delivered to CITBC within a reasonable time following its request as provided in Section 6, Paragraph 7 of this Financing Agreement but in no event later than seventy-five
(75) days after the commencement of each fiscal year. In the event Projections are not timely received by CITBC or are not satisfactory to CITBC, the Companies shall be deemed to have failed to maintain Minimum Availability.

NET WORTH shall mean total assets of the Parent and its Subsidiaries, on a consolidated basis, in excess of total liabilities, and determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Parent and its Subsidiaries.

NEXT ANNIVERSARY DATE shall mean, with respect to any particular date occurring prior to August 31, 1999, August 31, 1999, and with respect to any date occurring after August 31, 1999, the Anniversary Date next succeeding such date.

OBLIGATIONS shall mean all obligations of each of the Companies to pay, as and when due and payable, all amounts from time to time owing by and in respect of this Financing Agreement or any of the Loan Documents, including, without limitation, all loans and advances made or to be made by CITBC to the Companies, or any one of them, or to others for any Company's account under the Financing Agreement or any Loan Document; any and all indebtedness and obligations which may at any time be owing by any of the Companies jointly or severally to CITBC under the Financing Agreement or any other Loan Document whether now in existence or incurred by the Companies or any one of them from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Companies, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are jointly or severally liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include all indebtedness owing to CITBC by the guarantor or otherwise. obligations shall also include all indebtedness owing to CITBC by the Companies, jointly or severally, under this Financing Agreement or under any other agreement or arrangement hereafter entered into between any of the Companies and CITBC, including, but not limited to, obligations to CITBC in respect of Letters of Credit issued with the assistance of the Letter of Credit Guaranty, indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of CITBC's actions in all circumstances, or, to the extent of CITBC's gross negligence or willful misconduct or, if CITBC is deemed to be a "person in control" under any state or federal statute or regulation, CITBC's omissions) arising out of any of the Companies' operations, premises or waste disposal practices or sites, all to the extent that such claims and expenses relate to the Companies' actions or omissions which actions or omissions were prior to, or concurrent with, the termination of a Company's title or leasehold interest in such real property or the cessation of business; the Companies' liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Companies' accounts, all at a Company's request hereafter, but in no event shall Obligations include any obligations due any affiliate of CITBC.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

ORIGINAL BANK ACCOUNT LETTER AGREEMENT shall mean the letter agreement between the parties hereto and in the form of Exhibit B attached hereto.

ORIGINAL FINANCING AGREEMENT shall have the meaning assigned to it in the Recitals to this Financing Agreement.

OSHMAN CALIFORNIA shall have the meaning assigned to it in the preamble of this Financing Agreement.

OSHMAN FLORIDA shall have the meaning assigned to it in the preamble of this Financing Agreement.

OSHMAN HAWAII shall have the meaning assigned to it in the preamble of this Financing Agreement.

OSHMAN TEXAS shall have the meaning assigned to it in the preamble of this Financing Agreement.

OSHMAN SERVICES shall have the meaning assigned to it in the preamble of this Financing Agreement.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's reasonable past, present and future expenses incurred relative to the Commitment letter dated July 22, 1992, issued by CITBC to, and accepted by, the Parent, or the closing of the Original Financing Agreement, this Financing Agreement and any amendment, modification or waiver thereof, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, attorneys' fees and expenses, the cost of record searches unrelated to any of the Real Estate, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC to an Issuing Bank or, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Companies' reimbursement agreement, application for letter of credit or other like document which pertain either directly or indirectly to such Letter of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, local counsel fees, if any, fees and taxes relative to the filing of financing statements (other than fixture financing statements), and all expenses, costs and fees set forth in Section 9, Paragraph 3 of this Financing Agreement with the exception of costs in connection with preparing, recording and administering mortgages/deeds of trust against the Real Estate, local counsel fees incurred for the preparation of such mortgages/deeds of trust, mortgage recording conveyance or similar fees or taxes or other costs associated with the perfection of liens on the Real Estate in favor of CITBC, title insurance premiums and real estate survey costs, environmental audits, if any, and costs incurred for inventory reporting and valuation pursuant to Section 2, Paragraph (r) of the Original Financing Agreement. Out-of-Pocket Expenses include any and all fees, costs and expenses related to any foreclosure of, or deed in lieu of foreclosure, or forced sale of, any Real Estate.

OVERADVANCES shall have the meaning assigned to it in Section 3, Paragraph 1 hereof.

PARENT shall mean Oshman's Sporting Goods, Inc., a Delaware corporation.

PARTICIPANTS shall have the meaning assigned to it in Section 12, Paragraph 5 hereof.

PERMITTED ENCUMBRANCES shall mean: i) liens expressly permitted, or consented to, by CITBC; ii) Customarily Permitted Liens; iii) liens granted CITBC by any of the Companies; iv) liens of judgement creditors provided such liens do not exceed, in the aggregate, at any time, $250,000.00 (other than liens bonded or insured to the reasonable satisfaction of CITBC); v) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings and which liens, if filed, other than with respect to taxes on Real Estate, are for less than $250,000.00; vi) liens, if any, given to an Issuing Bank in connection with a Letter of Credit obtained with the assistance of the Letter of Credit Guaranty; vii) liens securing Purchase Money Obligations; viii) liens and other encumbrances in existence on the date hereof; and ix) liens, if any, given to any issuing bank in connection with any standby letter of credit obtained without the assistance of CITBC provided such liens are secured exclusively by cash, cash equivalents or the Permitted Investments.

PERMITTED INDEBTEDNESS shall mean: i) indebtedness incurred in the ordinary course of business for Inventory, services, taxes or labor; ii) indebtedness arising in connection with the Letters of Credit, this Financing Agreement and the Loan Documents; iii) deferred taxes and other expenses incurred in the ordinary course of business; iv) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing; v) Indebtedness arising in connection with or secured by, the Permitted Encumbrances; vi) indebtedness arising in connection with standby letters of credit issued without the assistance of CITBC provided such letters of credit are secured solely by cash, cash equivalents or the Permitted Investments; and
vii) indebtedness in the form of a ten-year promissory note secured by the real estate located at FM 1960 at Mills Road in Houston, Texas, in the approximate principal sum of $4,000,000.00

PERMITTED INVESTMENTS shall mean (i) commercial paper maturing not more than two hundred seventy (270) days after the date of issue, and municipal bonds, and in each case issued by a Person rated P-1 by Moody's Investors Service, Inc. or A-1 or MIG-1 by Standard & Poor's Corporation, (ii) certificates of deposit and bankers' acceptances maturing not more than ninety (90) days after the date of issue, issued by any commercial banking institution, which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000, (iii) repurchase agreements having maturities of not more than ninety (90) days from the date of acquisition which are entered into with any major money center banks included in the commercial banking institution described in clause (ii) above and which are secured by readily marketable direct obligations of the Government of the United

States of America or any agency thereof, (iv) readily marketable obligations of the government of the United States of America or any agency thereof; and (v) mutual funds regularly traded in the United States of America whose investments are limited to those described in clauses (i) through (iv) above.

PERSON shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

PROJECTIONS shall have the meaning assigned to it in the definition of "Minimum Availability" set forth herein.

PURCHASE MONEY OBLIGATIONS shall mean the Indebtedness i) incurred to acquire an Excluded Asset and ii) secured solely by a lien on the Excluded Assets provided that the amount so secured does not exceed ninety percent (90%) of the purchase price of the Excluded Asset.

REAL ESTATE shall mean each of the Companies' fee interests in the real property, which will be, encumbered, mortgaged, pledged or assigned to CITBC or its designee, located in Wynnwood Distribution Center, Houston, Texas; and West Los Angeles, California.

RETAINED CASH shall mean an amount of cash sufficient to provide the Companies with petty cash, consistent with the respective business practices of the Companies.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of each of the Companies by CITBC pursuant to Section 3 of this Financing Agreement.

SEASONAL INVENTORY ADVANCE RATE PERIOD shall mean a period (a) commencing on June 15 of each year during the term of this Financing Agreement and ending on the earlier of (i) August 15 of such year and (ii) the occurrence or continued existence of a Default or an Event of Default which has not been waived or (b) commencing on September 15 of each year during the term of this Financing Agreement and ending on the earlier of (i) of December 15 of such year and (ii0 the occurrence or continued existence of Default or an Event of Default which has not been waived.

SEASONAL OVERLINE PERIOD shall mean a period commencing on September 15 of each year during the term of this Financing Agreement and ending on the earlier of
(i) December 15 of such year and (ii) the occurrence or continued existence of a Default or an Event of Default which has not been waived.

SUBSIDIARY shall mean as to any PERSON, a corporation, partnership or other entity of which shares of stock or other ownership interest having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other manager of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Financing Agreements shall refer to a Subsidiary or Subsidiaries of the Companies or the Parent.

TAX TREATMENT AGREEMENT shall mean the agreement amongst the Parent and the Companies providing for an equitable distribution amongst the parties thereto of the income tax obligations and tax refunds, all based on such party's income and/or loss.

THE CHASE MANHATTAN BANK RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

TRADE ACCOUNTS PAYABLE shall mean the amounts due any supplier for Inventory sold to a Company.

TRADE ACCOUNTS RECEIVABLE shall mean the amounts due any Company by any i) credit card issuer and ii) any customer obligated on an invoice, in each instance due as a result of a sale of Inventory by a Company.

As used in this Financing Agreement, unless the context clearly requires otherwise, (i) the words "herein", "hereof", "hereunder", "hereinafter" and "hereto" and words of similar import shall be deemed to refer to this Financing Agreement as a whole and not to any particular Section, subsection, paragraph, subparagraph or Exhibit, and (ii) the words "include" and "including" shall be deemed to be followed by the words "but not limited to".

SECTION 2.  CONDITIONS PRECEDENT

     The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

     a) LIEN SEARCHES - CITBC shall have received tax, judgement and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Companies.

     b) CAUSALTY INSURANCE - The Companies shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 6, Paragraph 4 of this Financing Agreement.

     c) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, subject to the Permitted Encumbrances, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgment copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

        D) EXAMINATION & VERIFICATION - CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, Inventory, books and records of the Companies.

        E) GUARANTIES - The Guarantors shall have executed and delivered to CITBC guaranties, in form and substance acceptable to CITBC, guaranteeing all present and future Obligations of the Companies to CITBC.

        F) OPINIONS - Counsel and special counsel for the Companies, as applicable, shall have delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC: a) the Guaranty of the Guarantors is valid, binding and enforceable according to its terms; b) the Loan Documents of the COmpanies are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Companies, as applicable, or, to the knowledge of such counsel, after reasonable inquiry, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Companies are a signatory or by which the COmpanies or their assets are bound.

        G) PLEDGE AGREEMENTS - The Parent and the Companies shall have a) executed and delivered to CITBC pledge and security agreements and undated stock powers pledging to CITBC as additional collateral for the Obligations all of the issued and outstanding stock of the COmpanies and their subsidiaries, and b) delivered to CITBC the stock certificates of the Companies and their subsidiaries.

        H) ADDITIONAL DOCUMENTS - The Companies shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Companies and CITBC.

        I) (omitted intentionally)

        J) BOARD RESOLUTION - CITBC shall have received a copy of the resolutions of the Board of Directors of each of the Companies, the Parent and without duplication, the Guarantors, authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of each of the Companies or the Parent, as applicable, as of the date hereof, together with a certificate of the

Secretary or Assistant Secretary of each of the Companies as to the incumbency and signature of the officers of each of the Companies executing this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

        K) CORPORATE ORGANIZATION - CITBC shall have received (i) a copy of the Certificate of Incorporation of the Parent and each of the Companies certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Parent and each of the Companies and certified by the Secretary or Assistant Secretary of such Company.

        L) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of each of the Companies, satisfactory in form and substance to CITBC, including certification that: (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) each of the Companies is in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default or Default has occurred.

        M) ABSENCE OF DEFAULT - Since February 1, 1997, no material adverse change in the financial condition, business, prospects, profits, operations or assets of the Companies (exclusive of store closings) and the Parent, taken as whole, shall have occurred. No Default or Event of Default shall exist as of the date of this Financing Agreement.

        N) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any of the Companies or, the Parent, or their assets, by any agency, division or department of any county, city, state, province or federal government arising out of this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or s) to the best knowledge of the Companies, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Companies, or the Parent, or their assets, which, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Parent and the Companies, taken as a whole.

        O) DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

        P) ORIGINAL BANK ACCOUNT LETTER AGREEMENT - As of the date of execution of this Financing Agreement each of the Companies shall have transferred to CITBC legal title to the depository and concentration accounts (other than operating accounts) and will have required the credit card companies to remit balances, when due, to a concentration account owned by CITBC, all in accordance with the Original Bank Account Letter Agreement.

     Q) LANDLORDS' AGREEMENTS-CITBC shall have received from each landlord of any warehouse premises occupied by any of the Companies, a landlord waiver waiving any such landlord's lien on any of the Companies' Inventory pursuant to an agreement as shall be reasonably satisfactory in form and substance to CITBC and its counsel.

     R) INVENTORY REPORTING-CITBC shall have received a satisfactory inventory valuation and/or a satisfactory review of Inventory controls and reporting procedures conducted by an independent third party acceptable to CITBC.

     S) WAREHOUSE DOCUMENTS-CITBC shall have received from each public warehouse in which Inventory, other than Inventory in such warehouses while such Inventory is clearing customs, of any Company is stored, an acknowledgement, in form and substance reasonably satisfactory to CITBC, concerning CITBC's security interest in such Inventory.

     T) TAX TREATMENT AGREEMENT-CITBC shall have received from the Parent a Tax Treatment Agreement which shall be reasonably satisfactory, in form and substance, to CITBC.

     Upon the execution of this Financing Agreement, all of the above Conditions Precedent shall have been deemed satisfied for purposes of this Section 2 of this Financing Agreement, except as the Companies and CITBC shall otherwise agree herein in this paragraph or in a separate writing.

SECTION 3. REVOLVING LOANS

     1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Revolving Line of Credit, but subject to CITBC's right to make Overadvances, to make loans and advances to the respective Companies on a revolving basis, and subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans. Such loans and advances shall be in amounts up to the lesser of (such lesser amount, the "Borrowing Base"): (a) (i) during any Seasonal Inventory Advance Rate Period, sixty-five percent (65%), and (ii) at all other times, sixty percent (60%) of the aggregate value of each of the Companies respective Eligible Inventory determined at cost, by the retail inventory method, using a valuation on a first in, first out basis in accordance with GAAP (herein "FIFO") excluding freight and capitalized buying, handling and distribution costs, as reflected on the Companies' books and records or (b) thirty-five percent (35%) of the aggregate value of each Company's respective Eligible Inventory determined at retail by the retail inventory method, using a FIFO valuation, excluding freight and capitalized buying, handling and distribution costs, as reflected on the Companies' books and records. All requests for loans and advances must be received by an officer of CITBC no later than 2:00 p.m. New York time on the date on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary. As used in this Financing Agreement, "Revolving Line of Credit" shall mean the commitment of CITBC to make loans and advances and issue Letter of Credit Guaranties, all pursuant to and in accordance with Sections 3 and 4 of this Financing Agreement, to each of the Companies in the aggregate amount equal to the sum of the Current Revolving Line of Credit plus, during any Seasonal Overline Period, $15,000,000.00; but subject to CITBC's discretion to make Overadvances. As used in this Financing Agreement, "Current Revolving Line of Credit" shall mean, as of any date of determination, the sum of i) $65,000,000.00 plus ii) the aggregate amount of all Increments elected by the Companies. The Companies may at their election increase the initial $65,000,000.00 amount of the Current Revolving Line of Credit by one (1) increment of $5,000,000.00 (the "Increment"); provided, however, that in any instance that the Companies so elect the Increment, the effectiveness of the Increment is conditioned upon the following: A) there is no Default then in existence and no Event of Default has occurred which has not been waived; B) the Companies shall have given CITBC fifteen (15) days prior written notice of their request to increase the initial amount of the Current Revolving Line of Credit by the amount of the Increment; and C) in no event shall the Current Revolving Line of Credit exceed the amount of $70,000,000.00 in the aggregate. It is understood and agreed by the Companies that if the aggregate amount of such loans and advances shall at any time exceed the lease of x) the Availability, y) the Revolving Line of Credit or z) the Borrowing Base, then the existence at any time of such excess shall be deemed an Event of Default and, without limiting any of CITBC's other rights and remedies under this Financing Agreement or otherwise, the amount of such excess shall be due and payable immediately upon demand.

     2. In furtherance of the continuing collateral assignment and security interest in the Companies' Accounts and Inventory, the Companies collectively shall deliver to CITBC not later than: 1) forty-five (45) days after the end of each month other than February and March (as to which ninety (90) and sixty (60) days shall apply, respectively), an aging of the Companies' Trade Accounts Receivable in such form and manner as CITBC may reasonably require but consistent with the current practices of the Companies; 2) fourteen (14) days after the end of each week, a Weekly Inventory Confirmation Statement, consolidated for the Companies, substantially in the form of Exhibit A hereto, listing (x) the aggregate amount of Inventory of the Companies supported by an inventory report produced from the merchandising system and (y) as to Oshman Hawaii, the most recent prior Inventory month end balances; and 3) froth-five
(45) days after the end of each quarter, other than the fourth quarter and then within ninety (90) days after the end of such fourth quarter, a Quarterly Inventory Confirmation Statement for each of the Companies substantially in the form of Exhibit A hereto, listing the amount of Inventory of each Company and the location of such Inventory, supported by an inventory report produced from the financial reporting system consistent with the current practices of the Companies. With respect to all such reports, the Companies will provide to CITBC such additional information and material as CITBC may reasonably request to effectively evaluate the Trade Accounts Receivable and the collectability thereof and the mix of the Inventory and such other information as CITBC may reasonably require to evaluate each Company's Trade Accounts Receivable and Inventory, such as returns, claims, credits, allowances and information identifying and describing the Trade Accounts Receivable. Failure to provide CITBC with the following information will no way affect, diminish, modify, or limit the security interest granted herein. Such reports are to be executed by a responsible officer of each Company.

     3. Each of the Companies hereby represents and warrants that, except for minor irregularities or as permitted by Section 6, Paragraph 18 of this Financing Agreement, sales of Inventory are based upon actual and bona fide sales and deliveries of Inventory in the ordinary course of a Company's business. Each of the Companies hereby further represent and warrant that the Inventory being sold and the proceeds thereof are the exclusive property of the respective Company and are not and shall not be subject to any lien, charge, consignment, arrangement, encumbrance, security interest, or financing statement whatsoever other than the Permitted Encumbrances. The invoices representing Trade Accounts Receivable or credit card receipts evidencing credit card sales are in the names or tradenames of the Companies and except for disputes, offsets, defenses, counterclaims, contras, returns or credits, all arising in the normal course of each Company's business or except as may be promptly disclosed to CITBC, the purchasers of such Inventory owe and are obligated to pay the amount stated in the invoices or credit card receipts. Each of the Companies confirm to CITBC that, except for the Permitted Encumbrances, any and all taxes and fees relating to its business are the Companies' sole responsibility and that same will be paid when due (except as otherwise provided in this Financing Agreement), and that (except as otherwise permitted by this Financing Agreement) none of said taxes or fees represent a lien on or claim against the proceeds of any sale of Inventory. The Companies agree to issue credit memoranda promptly. Each of the Companies also warrants and represents that it is a duly and validly existing corporation and is qualified to transact business in all states where the failure to so qualify would have a material adverse effect on the business of the respective Company or the ability of such Company to enforce collection of Accounts due from customers residing in that state. Each of the Companies agrees to maintain accurate books and records regarding Accounts and the sale of Inventory. All of the books and records of the Companies will be available to CITBC upon reasonable request at normal business hours at the respective premises of the Companies, including any records handled or maintained for a Company by any other company or entity.

     4. Until CITBC has advised the Companies to the contrary after the occurrence of an Event of Default, the Companies may and will, consistent with the Companies' existing business practices, enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit as secured party and on CITBC's behalf, as secured party but at the Companies' expense; such privilege shall terminate automatically upon the institution by or against any of the Companies of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence of any Event of Default and until such Event of Default is waived by CITBC. Except for the Retained Cash and except for normal cash shortages, all checks or cash, from the sale of Inventory will be deposited promptly to the applicable Company's depository account ("Depository Account"), which is owned by CITBC. Pursuant to separate arrangements between CITBC and each institution at which a Depository Account is located, each such institution has agreed, or will agree, to remit in accordance with the Original Bank Account Letter Agreement to a concentration account owned by CITBC (the "Concentration Account"). The Companies shall require that all amounts due them under credit card sales be remitted by the credit card companies to the Concentration Account. The institution holding such Concentration Account will be instructed that when it is satisfied that such funds on deposit are "good funds", such institution will remit such "good funds" to CITBC's bank account in New York. All amounts received by CITBC will be credited to the Obligations upon CITBC's receipt of "good funds" at its bank account in New York on the business day of receipt if received no later than 2 p.m. New York time or on the next succeeding business day if received after 2 p.m. New York time. No checks, drafts or other instruments received by CITBC will constitute final payment unless and until such instruments have actually been collected. If the Collective Account reflects a zero Revolving Loan balance and there is then no Event of Default, then CITBC shall promptly remit to the operating account of Oshman's Services or to such other account, all in the United States of America, of Oshman's Services (other than any payroll account) as Oshman's Services may designate, any credit balances in the Collective Account.

     5. In order to utilize the collective borrowing powers of the Companies in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Companies on CITBC's books, the Companies have requested, and CITBC has agreed to handle the accounts of all Companies on CITBC's books on a combined basis, in accordance with the following provisions:
i) in lieu of maintaining separate accounts on CITBC's books in the name of each of the Companies, CITBC shall maintain a single account under the name: Oshman's Services (or, for purposes of CITBC's system and records, "Oshman's Sporting Goods, Inc.") (herein the "Collective Account"); ii) loans and advances made by CITBC to any of the Companies will be charged to the Collective Account, along with all charges and expenses under this Financing Agreement; iii) the Collective Account will be credited with all amounts received by CITBC from any of the Companies or from others for the account of any of the Companies including all amounts received by CITBC in accordance with the terms of Section 3, Paragraph 4 hereof and as provided in this Financing Agreement; iv) each month CITBC will render to the Companies one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Companies and which will be deemed correct and accepted by all of the Companies and CITBC unless an objecting party has forwarded to the other parties a written statement of exceptions within ninety (90) days after such extract, or any corrected extract, has been rendered by CITBC; v) it is expressly understood and agreed by each of the Companies that CITBC shall have no obligation to account separately to any of the Companies; vi) requests for loans and advances may be made by any of the Companies and CITBC is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement; vii) it is expressly understood and agreed by each of the Companies that CITBC shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (A) any loans and advances made to any of the Companies or (B) any of CITBC's expenses and charges relating thereto; viii) all loans and advances are made for the collective benefit of the Companies; ix) the Companies jointly and severally unconditionally guarantee to CITBC the prompt payment in full of (A) all loans and advances made and to be made by CITBC to any of them under this Financing Agreement, as well as (B) all other Obligations, of the Companies to CITBC and hereby expressly confirm in all respects the guarantees executed by each of the Companies in CITBC's favor of even date herewith (the "Guarantees"), as more fully set therein; x) all Collateral collaterally assigned to CITBC by any of the Companies and any other collateral security now or hereafter given to CITBC by any of the Companies (be it Accounts or otherwise), shall secure all loans and advances made by CITBC to any of the Companies, and shall be deemed to be pledged to CITBC as security for any and all other Obligations, of the Companies to CITBC as set forth under this Financing Agreement, the Guarantees, the other Loan Documents or any other agreements between CITBC and any of the Companies; and xi) it is understood that the handling of the account of the Companies in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Companies and at their request, and that CITBC shall incur no liability to the Companies as a result of such combination. TO INDUCE CITBC TO DO SO, AND IN CONSIDERATION THEREOF, EACH OF THE COMPANIES HEREBY AGREES TO INDEMNIFY CITBC AND HOLD CITBC HARMLESS AGAINST ANY AND ALL LIABILITY, EXPENSE, LOSS OR CLAIM OF DAMAGE OR INJURY, INCLUDING ANY LIABILITY, INJURY, EXPENSE, LOSS OR CLAIM OF DAMAGES ARISING BY REASON OF CITBC'S ORDINARY NEGLIGENCE BUT EXCLUDING ANY LIABILITY, INJURY, EXPENSE, LOSS OR CLAIM OF DAMAGES ARISING BY REASON OF CITBC'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, MADE AGAINST CITBC BY ANY OF THE COMPANIES OR BY ANY THIRD PARTY WHOSOEVER, ARISING FROM OR INCURRED BY REASON OF (A) CITBC HANDLING THE ACCOUNTS OF THE COMPANIES AS HEREIN PROVIDED, (B) CITBC RELYING ON ANY INSTRUCTIONS OF ANY OF THE COMPANIES, OR (C) ANY OTHER ACTION TAKEN BY CITBC IN ACCORDANCE WITH THIS SECTION 3, PARAGRAPH 5 OF THIS FINANCING AGREEMENT, provided, however that nothing herein shall be interpreted to absolve CITBC of any of its obligations under this Financing Agreement or any of the other Loan Documents. The foregoing request was made because the Companies are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Companies as required for the continued successful operation of each of the Companies and the integrated operation. Each of the Companies expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Companies is dependent on the continued successful performance of the functions of the integrated group.

     6. The Companies also agree that CITBC may enter upon the Companies' premises for the purpose of conducting, at the Companies' sole expense, one or more complete physical inventories and/or reappraisals of the Companies' Inventory x) once a year, and y) upon the occurrence of a Default or Event of Default at any time and from time to time, at CITBC's sole discretion.

SECTION 4. LETTERS OF CREDIT

     In order to assist the Companies in establishing or opening documentary Letters of Credit with an Issuing Bank to cover i) the purchase and importation of inventory or ii) the purchase of imported inventory from agents and brokers, and the standby Letters of Credit with an Issuing Bank to cover such other matters as the Companies may so decide, other than for the purchase of Inventory, the Companies have requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Companies and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

     1. Within the Revolving Line of Credit, CITBC shall assist the Companies in obtaining (a) standby Letters of Credit in an amount not to exceed $3,000,000.00 in the aggregate outstanding at any one time and to be used for any purpose other than the purchase of inventory and (b) documentary Letters of Credit in an amount not to exceed $12,000,000.00 in the aggregate outstanding at any one time and to be used solely for i) the purchase and importation of inventory or ii) the purchase of imported inventory from agents and brokers. CITBC's assistance with respect to Letters of Credit for amounts in excess of the limitations set forth herein shall at all times and in all respects be in CITBC's sole discretion. It is understood that the form and purpose of each Letter of Credit must be consistent with the current business practices of the Companies. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or an Event of Default as defined in this Financing Agreement, CITBC's assistance with respect to any Letters of Credit shall be in CITBC's sole discretion unless such Default or Event of Default is waived by CITBC in writing, or such Default in cured to CITBC's satisfaction in the exercise of its reasonable business judgment during any applicable grace period.

     2. CITBC shall have the right, without notice to any of the Companies, to charge the Collective Account with the amount of any and all indebtedness, liability or obligation of any kind paid or incurred by CITBC under the Letters of Credit Guaranty at the earlier of a) payment by CITBC under the Letters of Credit Guaranty, or b) termination of this Financing Agreement but only in accordance with Section 10 of this Financing Agreement. Any amount so charged to the Collective Account shall be charged against any credit balances when in the Collective Account, and if there are then insufficient credit balances then to the extent of such insufficiency such amount shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided for in Section 7, Paragraph 1 of this Financing Agreement.

     3. EACH OF THE COMPANIES UNCONDITIONALLY INDEMNIFIES CITBC AND HOLDS CITBC HARMLESS FROM ANY AND ALL LOSS, CLAIM OR LIABILITY INCURRED BY CITBC ARISING FROM ANY TRANSACTIONS OR OCCURRENCES RELATING TO LETTERS OF CREDIT ESTABLISHED OR OPENED FOR ANY OF THE COMPANIES' ACCOUNT, THE COLLATERAL RELATING THERETO AND ANY DRAFTS OR ACCEPTANCES THEREUNDER, AND ALL OBLIGATIONS THEREUNDER, INCLUDING ANY SUCH LOSS OR CLAIM DUE TO ANY ACTION TAKEN BY ANY ISSUING BANK, AND INCLUDING ANY SUCH LOSS, CLAIM OR LIABILITY ARISING OUT OF THE ORDINARY NEGLIGENCE OF CITBC BUT EXCLUDING ANY SUCH LOSS, CLAIM OR LIABILITY ARISING OUT OF THE ORDINARY NEGLIGENCE OF CITBC BUT EXCLUDING ANY LOSS, CLAIM OR LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CITBC. The Companies' unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. The Companies agree that any charges of the Issuing Bank incurred by CITBC for each of the Companies accounts shall be conclusive on CITBC (until such time as the Issuing Bank has advised CITBC that a credit has been issued as to such Letter of Credit) and shall be charged to the Collective Account.

     4. In connection with any Letter of Credit, CITBC, other than for its gross negligence or willful misconduct, shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any Inventory which is the subject of any Letter of Credit or the shipping thereof; or any breach of contract between the shipper or vendors and the Companies. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Inventory which is the subject of any Letter of Credit other than as a result of the gross negligence or willful misconduct of CITBC.

     5. In connection with any Letter of Credit Guaranty: Each of the Companies agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall, as between the Companies and CITBC, be binding on the Companies and shall not put CITBC in any resulting liability to the Companies other than as a result of the gross negligence or willful misconduct of CITBC. After the occurrence of an Event of Default which is not waived, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from each of the Companies.

     6. In connection with any Letter of Credit Guaranty, without CITBC's express consent and, where applicable, endorsement in writing each of the Companies agrees: a) not to i) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; ii) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or iii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the Letters of Credit, applications, drafts or acceptances; and b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CITBC, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

     7. In connection with any Letter of Credit Guaranty: Each of the Companies agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured, and all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with, except to the extent that any such non-procurement or non-compliance will not have a material adverse effect on such Collateral; and any certificates in that regard that CITBC may at any time reasonably request will be promptly furnished. In this connection, each of the Companies warrant and represent that all shipments made under any of the Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations, except to the extent that any failure to so comply will not have a material adverse effect on such shipments. The Companies assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, province, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

     8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by any of the Companies to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein; provided, however, that if any such application or agreement is inconsistent with this Financing Agreement, this Financing Agreement shall govern and control and such application or agreement shall not give CITBC any greater rights than CITBC would otherwise have under this Financing Agreement.

     9. Notwithstanding anything in this Financing Agreement to the contrary, the Companies, or any one of them, may obtain standby letters of credit without the benefit of a Letter of Credit Guaranty provided: a) the obligations of the Company to such letter of credit bank, if secured, are secured exclusively by cash, cash equivalents or the Permitted Investments; b) such letters of credit are used for purposes other than for the purchase of Inventory or for securing Trade Accounts Payable; and c) such letters of credit together with the standby Letters of Credit obtained with the assistance of CITBC do not exceed $3,000,000.00 in the aggregate outstanding at any one time.

     10. Nothing in this Section 4 of the Financing Agreement is intended to relieve any Issuing Bank from any liability to any Person.

SECTION 5.    COLLATERAL


        1. Subject to the last sentence of this Paragraph 1, as security for the prompt payment in full of all loans and advances made and to be made to each of the Companies from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, each of the Companies hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

        (a)   present and hereafter acquired Inventory;

        (b)   present and future Accounts;

        (c)   present and future Documents of Title;

        (d)   present and future General Intangibles; and

        (e)   Real Estate.

Nothing in this Paragraph 1 is intended to give, or gives, CITBC a security interest in, or lien on, any of the Excluded Assets.

        2. The security interests granted hereunder shall extend and attach to:

        (a) All Collateral which is presently in existence and which is owned by any of the Companies or in which any of the Companies have any interest, whether held by any of the Companies or others for its respective account;

        (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or any of the Companies from any of such Company's customers.

        3. Each of the Companies agrees to take reasonable steps, consistent with current business practices, to safeguard, protect and hold all Inventory and make no disposition thereof except as otherwise provided in Section 6, Paragraph 18 of this Financing Agreement or in the regular course of the business of such Company as herein provided. Until CITBC has given the Companies notice to the contrary, as provided for below after an Event of Default, any Inventory may be sold and shipped by the Companies to their business practices in existence on the date of execution of this Financing Agreement, provided that all proceeds of all sales (including cash, checks and instruments for the payment of money), other than the Retained Cash and normal cash shortages, are promptly deposited, in accordance with Section 3, Paragraph 4 of this Financing Agreement. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Companies' Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, the proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange of other disposition, CITBC shall have a security interest in all of the rights of any of the Companies as an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

        4. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Collective Account on the books of CITBC may from time to time be temporarily in a credit position, until the satisfaction in full of all Obligations and the termination of this Financing Agreement in accordance with Section 10 of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

        5. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

        6. Any reserves or credit balances in the Collective Account and any other property or assets of any of the Companies in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of any of the Companies, shall secure payment and performance of all now existing and future Obligations. Subject to the provisions of Section 7, Paragraph 7 of this Financing Agreement, CITBC will charge any or all of the Obligations to the accounts of the Companies when due.

        7. This Financing Agreement and the obligation of each of the Companies to perform all of its covenants and obligations hereunder will be further secured by a mortgage, deed of trust or assignment on the Real Estate, all in accordance with Section 11 of this Financing Agreement.

        8. Each of the Companies shall give to CITBC, and/or shall cause the appropriate party to give to CITBC, from time to time such pledge or security agreements in form and substance substantially similar to the Loan Documents in existence on the date hereof, with respect to General Intangibles (now or hereafter acquired), and capital stock (as now or hereafter issued) of each of the Companies as CITBC shall reasonably require to obtain valid first liens thereon, subject to the Permitted Encumbrances.

SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS

        1. The Companies hereby warrant and represent and/or covenant that: i) the fair value of their assets exceed the book value of their liabilities, in each case taken as a whole; ii) the Companies, taken as a whole, are generally able to pay their debts as they become due and payable; and iii) the Companies, taken as a whole, do not have unreasonably small capital to carry on their business as it is currently conducted absent extraordinary and unforeseen circumstances. Each of the Companies further warrants, represents and/or covenants that: a) except for the Permitted Encumbrances, each of the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral, b) except for the Permitted Encumbrances, the Companies are or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims, consignments, or liens in favor of others, and c) each of the Companies will at its expense defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances.

        2. The Companies agree to maintain accurate books and records pertaining to the Collateral. Each of the Companies agrees that CITBC or its agents may, from time to time upon reasonable notice, enter upon the Companies' premises at any time during normal business hours, or at such other times as CITBC and the Companies may agree upon, for the purpose of inspecting the Collateral and any and all records pertaining thereto. Each of the Companies agrees to afford CITBC prior written notice of any change in the location of any Collateral, other than to locations that are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. The Companies also agree to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

        3. Each of the Companies agrees, upon reasonable request by CITBC, to comply with the requirements of all state, and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by each of the Companies to the extent permitted by applicable law to file any financing statements covering the Collateral whether or not any of the Company's signature appears thereon. Each of the Companies agree to do whatever CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's employees and agents; keeping stock records; transferring proceeds of Collateral to CITBC's possession in accordance with the terms of this Financing Agreement; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement and, to the extent applicable to the Real Estate, subject to the provisions of Section 11 of this Financing Agreement, and, in all events CITBC will prepare all of the foregoing to the extent they relate to the Real Estate.

        4 (a) Each of the Companies agrees to maintain insurance on the Real Estate, Inventory and the portion of the Excluded Assets that are tangible assets under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are consistent with the amounts and covered perils that the Companies have in effect on the date of execution hereof. All policies covering the Real Estate and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss to the Inventory and Real Estate, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may reasonably require to fully protect by insurance CITBC's interest in the Real Estate and Inventory and to any payments to be made under such policies with respect to the Inventory and Real Estate. All original policies or true copies thereof are to be delivered to CITBC, with all premium installments current with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. If the Companies fail to maintain such insurance, CITBC may arrange for such insurance, but at the Companies' expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or any of the Companies, to file claims under any insurance policies with respect to the Inventory and Real Estate, to receive, receipt and give acquittance for any payments that may be payable thereunder with respect to the Inventory and Real Estate, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims with respect to the Inventory and Real Estate under any such insurance policies; and

(b) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Collateral shall be applied to the payment of the Obligations.

5. Each of the Companies agrees to pay, when due, all local, domestic and foreign (as applicable) taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Companies or the Collateral, provided, however, that such taxes need not be paid on or before the date fixed for payment thereof if: i) such taxes are being diligently contested by the Companies in good faith and by appropriate proceedings; ii) the Companies or any one of them, if applicable, establish such reserves as may be required by GAAP; and iii) such taxes, if secured by a filed lien, other than with respect to taxes on the Real Estate, are for less than $250,000.00. To prevent the imminent foreclosure of any tax liens (whether such liens are senior or junior to the liens of CITBC) or in the event CITBC is exercising its remedies as a mortgagee, or beneficiary under a deed of trust as to the Real Estate or as a secured creditor on Collateral other than the Real Estate, then CITBC may, on the Companies' behalf, pay any taxes then due and secured by a lien on the Collateral and the amount thereof shall be an Obligation secured hereby.

6. Subject to the provisions of Section 6, Paragraph 5 above each of the
Companies: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, including, but not limited to, the Fair Labor Standards Act, as set forth in Section 201 through
Section 219 of Title 29 of the United States Code, which the failure to comply with would have a material adverse impact on the Collateral, taken as whole, or any material part thereof, or on the operation of the businesses of the Companies taken as a whole;

provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not materially adversely effect CITBC's lien or priority in the Collateral, taken as whole; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on any material part of the Collateral, or on the operation of the business of the Companies, taken as a whole and EACH COMPANY HEREBY INDEMNIFIES CITBC AND AGREES TO DEFEND AND HOLD CITBC HARMLESS FROM AND AGAINST ANY AND ALL LOSS, DAMAGE, CLAIM, LIABILITY, INJURY OR EXPENSE WHICH CITBC MAY SUSTAIN OR INCUR (OTHER THAN FOR ANY SUCH LOSS, DAMAGE, CLAIM, LIABILITY, INJURY OR EXPENSE ARISING OUT OF CITBC'S ACTIONS IN ALL CIRCUMSTANCES OR, TO THE EXTENT OF CITBC'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR IN THE EVENT CITBC IS DEEMED TO BE A "PERSON IN CONTROL" UNDER ANY FEDERAL OR STATE STATUTE OR REGULATION, FOR CITBC'S OMISSIONS) IN CONNECTION WITH: ANY CLAIM OR EXPENSE ASSERTED AGAINST CITBC AS A RESULT OF ANY ENVIRONMENTAL POLLUTION, HAZARDOUS MATERIAL OR ENVIRONMENTAL CLEAN-UP OF THE COMPANIES' OR ANY COMPANY'S REAL PROPERTY, OR ANY CLAIM OR EXPENSE WHICH RESULTS FROM ANY OF THE COMPANIES' OPERATIONS (INCLUDING, BUT NOT LIMITED TO, THE COMPANIES' OR ANY COMPANY'S OFF-SITE DISPOSAL PRACTICES), ALL TO THE EXTENT THAT SUCH CLAIMS AND EXPENSES RELATE TO THE COMPANIES' ACTIONS OR OMISSIONS WHICH ACTIONS OR OMISSIONS WERE PRIOR TO, OR CONCURRENT WITH, THE TERMINATION OF A COMPANY'S TITLE OR LEASEHOLD INTEREST IN SUCH REAL PROPERTY OR THE CESSATION OF BUSINESS, and each of the Companies further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this Paragraph 6 if (i) the failure to comply with the requirements of this Paragraph 6 resulted from good faith error or innocent omission, and (ii) the Companies promptly commence and diligently pursue a cure of such breach and such cure is eventually, within a reasonable time frame based upon the circumstances and the amount of work required, completed and (iii) such failure has not resulted in a material adverse effect on any material portion of the Collateral or the businesses, financial condition or operations of the Companies, taken as a whole.

        7. Until termination of this Financing Agreement and satisfaction in full of all Obligations due hereunder, each of the Companies agrees that, unless CITBC shall have otherwise consented in writing, the Companies will furnish, or cause to be furnished, to CITBC, not later than: (a) at the earlier of one hundred and six (106) days after x) the end of each fiscal year of the Companies or y) the day following the date of the filing of the Parent's Annual Report with the Securities and Exchange Commission on Form 10K, an audited Consolidated Balance Sheet as at the close of such year and consolidated statements of operations, cash flows, shareholders' equity and reconciliation of surplus of the Parent and its Subsidiaries for such year, audited by Grant Thornton or other independent public accountants selected by the Companies and satisfactory to CITBC, and not later than thirty (30) days after the delivery of the audited Consolidated Balance Sheet, the accountant's management practice letter (the "blue-back"); (b) at the earlier of x) forth-five (45) days after the end of each fiscal quarter or y) the day following the date of the filing of the Parent's Quarterly Report with the Securities and Exchange Commission on Form 10Q, a Consolidated Balance Sheet as at the end of such period and consolidated statements of operations and cash flows of the Parent and its Subsidiaries, certified by an authorized financial or accounting officer of the Parent; (c) i) forty-five (45) days after the end of each month other than February and March, ii) ninety (90) days after the end of February and iii) sixty (60) days after the end of March, a Consolidated Balance Sheet as at the end of such period and consolidated statements of operations of the Parent and its Subsidiaries for such period, certified by an authorized financial or accounting officer of the Parent; and (d) 75 days after the commencement of each fiscal year of the Companies, monthly projections for the succeeding fiscal year including a Consolidated Balance Sheet, consolidated statement of operations and cash flows of the Parent and Subsidiaries including the CITBC twelve month cash budget; and (e) a reasonable time after request, such further information regarding the business affairs and financial condition of the Companies as CITBC may reasonably request. Each financial statement required to be submitted hereunder must be accompanied by an Officer's Certificate, signed by the President, Vice President, Controller, or Treasurer, of the Parent pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the financial condition of the Parent and its Subsidiaries, at the end of the particular accounting period, as well as the operating results of the Parent and its Subsidiaries, during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such Officer's Certificate; and (y) the Companies have not received any notice of cancellation with respect to its property insurance policies or certifying as to replacement policies therefor; and (iii) the exhibits attached to such quarterly and annual financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

        8. (omitted intentionally)

        9. The Parent and its Subsidiaries shall maintain, on a consolidated basis and as of the end of each fiscal year set forth below, a Net Worth of not less than the corresponding amount set forth below:

                Fiscal Year Ending                    Amount
                ------------------                    ------

                January 31, 1998           The sum of $37,500,000 plus the 1995
                                           Tax Benefit (as defined below)

                January 30, 1999           The sum of $40,500,000 plus the 1995
                                           Tax Benefit

           January 29, 2000 and each      The sum of $43,500,000 plus the 1995
           fiscal year ending after       Tax Benefit
           such date

As used herein, "1995 Tax Benefit" means any increase to Net Worth of the Parent and its Subsidiaries which is related to the recognition of the net benefit, as determined under generally accepted accounting principles, of the Federal Income tax refund described in Note E - Income Taxes of the Parent's 1995 Annual Report. However, in the event that the net operating loss benefit can only be realized through the carry forward of the benefit to future years, the amount of the 1995 Tax Benefit as described herein will be zero.

        10.   Until termination of this Financing Agreement in accordance with
Section 10 hereof and satisfaction of all Obligations due hereunder, each of the Companies agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Companies, or any one of them, will not:

        A. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances, provided, however, that nothing in this subparagraph A shall prohibit any of the Companies from mortgaging, assigning, pledging, transferring or otherwise permitting any lien to exist on any of the Margin Securities;

        B.    Incur or create any indebtedness other than the Permitted
              Indebtedness;

        C. Except for Permitted Indebtedness, borrow any money on the security of any of the Companies' Collateral from sources other than CITBC;

        D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of the Excluded Assets of any Company, provided, however, that CITBC agrees that it shall not unreasonably withhold its consent to any such sale, lease, assignment, transfer, or other disposition, provided, however, that nothing in this subparagraph D shall prohibit the Companies from selling, transferring or disposing of the Margin Securities;

        E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Companies, provided that a Company may 1) merge or consolidate with or into any other Company, provided further that in any instance under this subparagraph (E), x) CITBC is notified of such merger at least fifteen (15) business days prior to the date such is to occur, and y) that a Company is the survivor of such merger, and 2) change its name or principal place of business provided CITBC is notified of such change of name or principal place of business at least thirty (30) days prior to such change;

F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and ii) for an amount not greater than $375,000.00 less the then outstanding amount of loans, advances and investments referred to in subparagraph H(iv) below;

G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Companies may declare and pay dividends on their capital stock: a) in an amount sufficient to enable the Parent to redeem its capital stock, provided that in no event shall the aggregate amount of such dividends under this clause
     (a) exceed $375,000.00 in the aggregate during the term of this Financing Agreement; plus b) an amount not to exceed $300,000.00 in any fiscal year; and provided further that, in any instance under either clause (a) or clause (b) i) no Default is then in existence, and ii) after giving effect to such payment, no Default or Event of Default has occurred hereunder; plus c) an amount necessary to enable the Parent to pay income or franchise taxes of the Parent and its Subsidiaries due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Companies are included, provided that (x) such taxes are not also paid by any of the Companies, (y) payments of any such dividend under this clause
     (iii) may only be made substantially simultaneously with the payment by the Parent of any such taxes, (z) the Parent or the Companies furnishes to CITBC such evidence as CITBC may reasonably require to evidence that such payment of taxes by the Parent has been made, and (aa) the amount of such dividends has been computed in accordance with the Tax Treatment Agreement;

H.   Make any advance or loan to, or any investment in, any Person, except for
     i) advances, loans or investments in existence on the date of execution of this Financing Agreement; ii) the Permitted Investments; iii) loans and advances to employees in the ordinary course of business for travel, entertainment and home relocation; and iv) other loans, advances and investments provided same do not exceed in the aggregate outstanding at any one time $375,000.00 less the amount in subparagraph F(ii) above;


1. Permit EBITDA, on a consolidated and cumulative fiscal year to date basis, for the Parent and its Subsidiaries, at the end of each fiscal quarter below, to be:


        Fiscal Quarter Ending                                                   EBITDA
        ---------------------                                                   ------
        August 2, 1997                                                          $0.00

        November 1, 1997                                                        More negative than negative $2,000,000

        January 31, 1998                                                        Less than $5,250,000

        On the last day in the first fiscal quarter of                          Less than $950,000
        each fiscal year thereafter

        On the last day in the second fiscal quarter of                         Less than $2,900,000
        each fiscal year thereafter

        On the last day in the third fiscal quarter of                          Less than $3,000,000
        each fiscal year thereafter

        On the last day in the fourth fiscal quarter of                         Less than $9,250,000
        each fiscal year thereafter





     11. Without the prior written consent of CITBC, the Companies, on a consolidated basis, will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of $8,400,000.00.

     12. (omitted intentionally)

     13. (omitted intentionally)

     14. After any failure by the Companies to maintain Minimum Availability for more than fifteen (15) consecutive business days, the Parent and its Subsidiaries shall maintain, as of the end of each subsequent fiscal quarter, on a consolidated basis, a ratio of Trade Accounts Payable plus the amount of any "book overdraft" of the Parent and its Subsidiaries to Inventory, using a FIFO valuation of not less than:



        Fiscal Quarter Ending                                                   Ratio
        ---------------------                                                   -----
On the last day in the first fiscal quarter of each fiscal year                 25%

On the last day in the second fiscal quarter of each fiscal year                30%

On the last day in the third fiscal quarter of each fiscal year                 35%

On the last day in the fourth fiscal quarter of each fiscal year                30%

For example and for purposes of illustration only: if the Companies' Projections provide for $16,000,000.00 in month-end Availability at the end of February and $18,000,000.00 in month-end Availability at the end of March, the Minimum Availability would equal $8,500,000.00; therefore, as long as the Companies' Availability did not fall below $8,500,000.00 for fifteen (15) consecutive business days in February, the Companies would not be required to meet the above Trade Accounts Payable to Inventory Ratio covenant. In March, the Minimum Availability would be calculated as fifty percent (50%) of the Companies' projected month-end availability for March and April.

     15. (omitted intentionally)

     16. (omitted intentionally)

     17. Each of the Companies agrees to advise CITBC, promptly, in writing of:
a) all quantifiable expenditures (actual or anticipated) in excess of $500,000.00 pertaining to the Companies' Real Estate and operations in any fiscal year for i) environmental clean-up, ii) environmental compliance or iii) environmental testing and the impact of said expenses on the Companies' working capital (that is, the Companies' current assets in excess of their current liabilities, determined in accordance with GAAP on consolidated basis); and b) any notices any officer of a Company receives from any local, state or federal authority advising such Company of any environmental liability (real or potential) stemming from any of the Companies' operations, premises, their waste disposal practices, or waste disposal sites used by any of the Companies and to provide CITBC with copies of all such notices if so required.

     18. Without the prior written consent of CITBC, each of the Companies agrees that it will not: a) enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent or any Subsidiary or any Affiliate of either the Companies or the Parent, provided, however, that i) Oshman's Services may continue to purchase Inventory for the benefit of the Companies, to sell such Inventory to the Companies, to receive from the Companies payments for such Inventory, and to provide to the Parent and its Subsidiaries corporate management, cash management, accounts payable disbursement service, and back office services, ii) any Company may transfer its Inventory to another Company; and iii) any Company may transfer Excluded Assets to the Parent or any of the Parent's Subsidiaries; or b) engage in policies or procedures with respect to mark-ups and mark-downs of Inventory which policies or procedures are inconsistent with the policies or procedures of any Company in effect on the date of this Financing Agreement.

     19. The Companies own or possess their trademarks, permits, service marks, the tradenames "Oshman's", "Supersports" and "Supersports U.S.A.", and licenses necessary for their businesses, free from and without any known conflict with any title, interest, lien, restriction or encumbrance, other than the Permitted Encumbrances, and without any known conflict with rights of others other than where the failure to have such rights would not have a material adverse effect on any of the Companies, or the Collateral; none of the foregoing is subject to any outstanding order, decree, judgment or stipulation, and no proceedings have been instituted or are pending or, to the best knowledge of the Companies, threatened charging that any of the foregoing was misappropriated or infringes on the rights of any third party.

     20. Each Company shall conduct or cause to be conducted an actual physical count of its Inventory as follows:

     (a) not less than twice in any calendar year for all warehouses and "megastores" (i.e., all stores having a tradename of "Oshman's Supersports" or "Supersports U.S.A."); and

     (b) not less than once in any calendar year for all traditional stores (i.e., all stores other than the stores described in the foregoing subparagraph (a)).

Such physical inventory count shall be conducted by an entity that is not an Affiliate of any Company or the Parent and which entity shall be experienced in conducting such a physical inventory. Each Company shall, within forty-five (45) days after the completion of such physical count, deliver or cause to be delivered, to CITBC a copy of the Preliminary Inventory Reconciliation Report, prepared by the Companies but based on the findings of such physical count.

     21. The Companies shall advise CITBC of any decision by a Company to open or close any of their stores or to create a new corporation. The Companies shall so advise CITBC, to the extent practicable, of such decision not less than thirty (30) days prior to the earlier of x) an actual closing and/or opening of any store or y) any public announcement of a Company's decision to open or close any store. Oshman's Services shall advise CITBC, upon not less than thirty (30) days prior notice, of any decision to create a new corporation.

     22. The Companies shall remit any and all sales taxes when due to the appropriate sales tax authorities when any such remittances are due, provided, however, that such remittances need not be made on or before such due date if:
i) such sales taxes are being diligently contested by the Companies in good faith and by appropriate proceedings; ii) the Companies, or any one of them, as applicable, establish such reserves as may be required by GAAP; and iii) the failure to remit such sales taxes does not create a lien in favor of such sales tax authorities or impose upon CITBC any obligation to segregate proceeds. If any Company fails to promptly pay any portion of such taxes when due, CITBC may, at its option, but shall not be required to, pay the same and charge the Companies therefor.

     23. The Parent and its Subsidiaries shall maintain, as of the end of each fiscal quarter, on a consolidated basis, an Inventory Turnover Ratio of not less than 1.7 to 1.0.

     24. The Companies shall, for the fiscal month beginning January 4, 1998 and ending January 31, 1998, maintain, on a consolidated basis, Availability of not less than $8,000,000.00, which shall exclude any amount imposed by CITBC under subclause (iii) of the Availability Reserve, and which Availability, for purposes of this Paragraph 24 of Section 6, shall be reduced by the aggregate amount of all debts, obligations and accounts payable of any Company that have not been paid when due in accordance with the Companies' customary business practices with respect thereto.

SECTION 7. INTEREST, FEES AND EXPENSES

        1. (A) Interest on the Revolving Loans shall be payable monthly as of the end of each month and shall be an amount equal to (a) the sum of three-eighths of one percent (.375%) plus The Chase Manhattan Bank Rate, on a per annum basis, on the average of the net balances owing by all of the Companies to CITBC in the Collective Account at the close of each day during such month on balances other than Libor Loans and (b) two and seven-eighths percent (2.875%) plus Libor on any Libor Loan as to any then outstanding Revolving Loans which are Libor Loans, on a per annum basis, on the average of the net balances of such Libor Loans owing by the Companies to CITBC in the Collective Account at the close of each day during such month for the Libor period; but, in no event shall the interest charged hereunder exceed the Maximum Legal Rate. The Companies may elect to use Libor as to any then outstanding Revolving Loans provided (i) there is then no Event of Default, (ii) the Companies have so advised CITBC of their election to use Libor and the Libor Period is selected no later than two (2) business days preceding the first day of a Libor period and (iii) the election and Libor shall be effective, provided, there is then no Event of Default, on the third business day following said notice. The Libor elections must be for integral multiples of $1,000,000.00 and the Companies shall pay CITBC a non-refundable Libor Processing Fee upon the effective date of each Libor Loan, provided, however, that there shall be no Libor Processing Fee for the first four (4) Libor Loans in any calendar year which have a three (3) month Libor Period. If no such election is timely made or can be made or Libor cannot be determined, then CITBC shall use The Chase Manhattan Bank Rate to compute interest. In the event of any change in said The Chase Manhattan Bank Rate, the rate under clause (a) above shall change, as of the first of the month following any change, so as to remain equal to the sum of three-eighths of one percent (.375%) plus The Chase Manhattan Bank Rate. The rates hereunder shall be calculated based on a three hundred sixty (360) day year for actual days elapsed. CITBC shall be entitled to charge the Collective Account at the rate provided for herein when due until all Obligations have been paid in full.

        (B) Subject to compliance with the conditions set forth in this subparagraph (B), the Companies shall be entitled to interest rate reductions (each an "Interest Rate Reduction") as outlined below:

If the ratio of all of the Companies' Average Loan Balances to EBITDA meets or exceeds the Companies' financial projections dated March 27, 1997, for the fiscal year ending January 31, 1998 and for future years as indicated in such projections delivered to CITBC as required under subsection (d) of Paragraph 7 of Section 6 (the "Financial Projections") then the spread over the (a) The Chase Manhattan Bank Rate shall be reduced by three-eighths of one percent (.375%) and (b) Libor rate shall be reduced by three-eighths of one percent (.375%). If the ratio of all of the Companies' Average Loan Balances to EBITDA fails to meet the Financial Projections for a fiscal year then the spread over the (a) The Chase Manhattan Bank Rate shall be increased by three-eighths of one percent (.375%) and (b) Libor rate shall be increased by three-eighths of one percent (.375%) (each an "Interest Rate Increase"). "Average Loan Balances" as used herein shall mean the average of the net balances owing by all the Companies to CITBC in the Collective Account as of the last day of each month for the twelve (12) months in the fiscal year then ended.

In addition to the foregoing requirements, each Interest Rate Reduction is subject to the Companies compliance with each of the following conditions (i) through (v) below and the effective date of each Interest Rate Increase is governed by (iii) and (iv) below:

        (i) Timely receipt by CITBC of the Companies' audited Consolidated Balance Sheet and income statement (the "Financial Statements") for the Companies' fiscal year ending January 31, 1998 and each subsequent fiscal year in accordance with the provisions of Paragraph 7 of Section 6;
        (ii)  The absence of any Default or Event of Default;
        (iii) As to the spread over The Chase Manhattan Bank Rate, and any Interest Rate Reduction or the Interest Rate Increase, as the case may be, any such decreases or increases will be effective on the first day of the month following CITBC's receipt of the Financial Statements with respect to the fiscal year which the Companies are determined to be eligible for such Interest Rate Reduction or such Interest Rate Increase;
        (iv) As to the spread over the Libor rate, and any Interest Rate Reduction or Interest Rate Increase with respect thereto, as the case may be, any such decreases or increases will be effective on the first day of a Libor Period and shall only be applicable to a Libor Period commencing on or after CITBC's receipt of the applicable Financial Statements; and
        (v) In no event shall the total of all Interest Rate Reductions or Interest Rate Increases hereunder on the Revolving Loan reduce or increase the applicable rates by more than three-eighths of one percent (.375%) from those rates in effect on the date hereof. (Notwithstanding the foregoing nothing contained in this subparagraph (v) is intended to modify the provisions of paragraph 2 of Section 9 providing for the right of CITBC to charge the Default Rate of Interest as set forth therein).

        2. In consideration of the Letter of Credit Guaranty of CITBC, the Companies shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-quarter percent (1.25%) per annum, payable monthly, on the face amount of each outstanding Letter of Credit less the amount of any and all amounts previously drawn under such Letters of Credit.

        3. Any charges, fees, commissions, costs and expenses charged to CITBC for any of the Companies' account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Collective Account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC (until such time as the Issuing Bank has advised CITBC that a credit has been issued as to such Letter of Credit).

        4. Each of the Companies shall reimburse or pay CITBC, as the case may be, for: a) all Out-of-Pocket Expenses of CITBC and b) any applicable Documentation Fees and Libor Processing Fees.

        5. Upon the last business day of each month, commencing with December 31, 1997, the Companies shall pay CITBC the Line of Credit Fee.

        6. Upon the date of execution of the Original Financing Agreement, and yearly thereafter on August 31 of each year so long as this Financing Agreement is in effect, the Companies shall pay to CITBC the Collateral Management Fee which shall be non-refundable. Such fee shall be fully earned when paid and shall not be refundable or rebateable by reason of prepayment, acceleration upon an Event of Default or any other circumstances and shall be retained notwithstanding any termination of this Agreement.

        7. Each Company hereby confirms and authorizes CITBC, and CITBC hereby agrees, to charge the Collective Account with the amount of all Obligations due by the Companies hereunder as such payment becomes due. In the unlikely event CITBC is unable or unwilling to charge any such Obligation to the Collective Account, then CITBC shall so notify the Companies in writing and the amount so requested shall be due and payable thirty (30) days after such demand.

        8. In no event shall the Contract Rate exceed the Maximum Legal Rate and the rate of interest under the Financing Agreement shall be limited to the Maximum Legal Rate, but to the maximum extent not prohibited under applicable law subsequent reductions in the Contract Rate shall not reduce the rates of interest under the Financing Agreement below the Maximum Legal Rate until the total amount of interest charged hereunder equals the amount of interest that would have been charged had the Contract Rate been charged at all times. In no event shall CITBC ever be entitled to contract for, charge, take, reserve, receive, or apply as interest on the Obligations, or any part thereof, any amount in excess of the Maximum Legal Rate, and in the event CITBC shall ever contract for, charge, take, reserve, receive, or apply as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the Obligations are paid in full, any remaining excess shall forthwith be paid to the Companies. Solely in determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Legal Rate, CITBC shall, to the maximum extent permitted under applicable law, (a) treat all Obligations as but a single extension of credit,
(b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and
(d) "spread" the total amount of interest throughout the entire contemplated term of the Obligations; provided that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Legal Rate, CITBC shall refund such excess, and in such event, CITBC shall, to the maximum extent not prohibited under applicable law, be not subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Legal Rate.

        9. The Companies shall pay to CITBC, upon the request of CITBC, such amount or amounts as shall compensate CITBC for any loss, costs or expenses incurred by CITBC (as reasonably determined by CITBC) as a result of: (a) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (b) any failure of the Companies to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by CITBC during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing CITBC's calculations hereon in reasonable detail, shall be conclusive on the Companies, in the absence of manifest error.

SECTION 8.   POWERS

        Subject to the last paragraph in this Section 8, each Company hereby constitutes CITBC or any person or agent CITBC may reasonably designate as its attorney-in-fact, at such Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CITBC have been satisfied and this Agreement terminated in accordance with Section 10 of this Financing Agreement:

        (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Companies, or anyone of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

        (b) To request, not more frequently than three (3) times a fiscal year, and on concurrent notice to the applicable Company, from customers indebted on Trade Accounts Receivable in the name of CITBC's designee, by a letter in the form attached hereto as Exhibit C, information concerning the amounts owing on the Trade Accounts Receivable;

        (c) To request from customers indebted on Trade Accounts Receivable at any time, in the name of CITBC, information concerning the amounts owing on the Trade Accounts Receivable;

        (d) To transmit to customers indebted on Trade Accounts Receivable notice of CITBC's interest therein and to notify customers indebted on Trade Accounts Receivable to make payment directly to CITBC for any of the Companies' accounts; and

        (e) To take or bring, in the name of CITBC or the Companies, or any one of them, all steps, actions, suits or proceedings reasonably deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in subparagraphs (a), (c), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 9.   EVENTS OF DEFAULT AND REMEDIES

        1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

        a) cessation of the business of any one of i) Oshman California, ii) Oshman Florida, iii) Oshman Texas or iv) Oshman's Services or the calling of a general meeting of the creditors of any of the Companies for purposes of compromising the debts and obligations of that Company;

        b) the failure of any Company to generally meet its debts as they mature;

        c) the commencement of the Companies, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;

        d) the commencement against the Companies, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law provided, however, that such Default shall not be deemed an Event of Default if the proceeding, petition, case or arrangement is dismissed within sixty (60) days of the filing of, or the commencement of, such petition, case, proceeding or arrangement;

        e) material breach by any Company of any warranty, representation or covenant contained herein (other than those referred to in subparagraphs (f) and (g) below) or in any Loan Document between the Companies, or any one of them, and CITBC, provided that such Default by the Companies, or any one of them, of any of the warranties, representations or covenants referred to in this clause (e) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to CITBC's reasonable satisfaction for a period of thirty (30) days from the date of CITBC's notice to the Companies of such breach;

        f) breach by the Companies, or any one of them, of any warranty, representation or covenant of: i) the second sentence of Paragraph 3 of Section 3, hereof; or ii) Section 6, Paragraph 1 (other than the first sentence of said Paragraph 1) hereof; or iii) Section 6, Paragraph 5 hereof; iv) subparagraph (a) of the first sentence of Paragraph 7 of Section 6 hereof; or v) subparagraph A of Paragraph 10 of Section 6 hereof; provided, however, that in any such instance, such Default by the Companies or any one of them, shall not be deemed an Event of Default unless and until such Default shall remain unremedied to CITBC's reasonable satisfaction for a period of five (5) business days from the date of CITBC's notice to Companies of such breach;

        g) breach by the Companies, or any one of them, of any warranty, representation or covenant of : i) the first sentence of Paragraph 3 of Section 3 hereof; or ii) the second, third and fourth sentences of Paragraph 4 of
Section 3 hereof; or iii) Paragraph 3 of Section 5 hereof; or iv) Paragraph 4 of
Section 6 hereof; or v) Paragraph 9 of Section 6 hereof; or vi) Paragraph 10 (other than subparagraph A) of Section 6 hereof; or vii) Paragraph 11 of
Section 6 hereof; or viii) Paragraph 12 of Section 6 hereof; or ix) Paragraph 13 of Section 6 hereof; or x) Paragraph 14 of Section 6 hereof; or xi) Paragraph 23 of Section 6 hereof; or xii) Paragraph 24 of Section 6 hereof;

        h) except as otherwise provided in Section 7, Paragraph 7 of this Financing Agreement, failure of the Companies, or any one of them, to pay any of the Obligations within ten (10) days of the date due thereof;

        i) any Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA, iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this subparagraph (i) such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could reasonably be expected to subject that Company to any tax, penalty or other liability materially adverse to the business, operations or financial condition of the Companies taken as a whole;

        j) without the prior written consent of CITBC, the Parent or the Companies, or any one of them, shall fail to deliver to CITBC certificates evidencing any now or hereafter issued common stock of any of the Companies, in conjunction with stock powers therefor, all in form and substance reasonably satisfactory to CITBC;

        k) the holder, trustee or beneficiary of any instrument referred to in this subparagraph (k) shall have a then current right to accelerate (whether or not such right is actually exercised) pursuant to (i) any instrument evidencing industrial development revenue bond indebtedness of any Company, or (ii) any instrument evidencing outstanding Indebtedness of the Companies, or any one of them, in excess of $75,000.00;

        l) Alvin N. Kubetkin ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Companies and the person or persons assuming his duties and responsibilities are not of comparable competence, or any of the stock of the Companies presently held by the Parent is transferred by the Parent;

        m) the Companies, or any one of them, pay any management fees or other like fees to the Parent unless the payment of such fees has been approved, in writing, by CITBC; or

        n) the Tax Treatment Agreement has been amended, canceled, rescinded or terminated without the prior written consent of CITBC which consent will not be unreasonably withheld.

        2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans and advances provided for in Section 3, Paragraph 1 of this Financing Agreement shall be made thereafter in CITBC's sole discretion and the obligation of CITBC to make Revolving Loans and/or assist the Companies in obtaining Letters of Credit shall cease until such time as the Default is cured to CITBC's reasonable satisfaction or the Event of Default is waived and at the option of CITBC upon the occurrence of an Event of Default (unless waived): i) all Obligations shall upon notice (provided, however, that no such notice is required if the Event of Default is the Event listed in Paragraph 1(c) or 1(d) of this Section 9) become immediately due and payable; ii) CITBC may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Paragraph 1 of Section 7 of this Financing Agreement provided a) CITBC has given the Companies written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 1(c) or 1(d) of this Section 9 and b) the Companies have failed to cure the Event of Default within fifteen (15) days x) CITBC deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) or 1(d) of this Section 9; and iii) CITBC may immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph 1(c) or 1(d) of this Section 9. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

        3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located copies of any and all documents, instruments, files and records, relating to the Accounts, or CITBC may use, but only with the Companies' permission, in their sole discretion, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies, or any one of them, of CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of each of the Companies or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, or credit or otherwise, at CITBC's sole option and discretion, and, to the extent permitted by applicable law, CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each of the Companies; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory without judicial process, and to enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Companies, or any one of then, or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and, to the extent permitted by applicable law, CITBC shall have the right to purchase at any such sale. If any Inventory shall require repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as CITBC shall reasonably deem appropriate. Each of the Companies agrees, at the request of CITBC, to assemble the Inventory and to make it available to CITBC at premises of the Companies or such other location reasonably designated by CITBC for the purpose of CITBC's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten
(10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights (after deducting all reasonable charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Obligations, whether due or to become due, and each of the Companies shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The mortgage, deed of trust or assignment on the Real Estate shall govern the rights and remedies of CITBC thereto.

SECTION 10.   Termination

        Except as otherwise permitted herein, the Companies or CITBC may terminate this Financing Agreement and the Revolving Line of Credit only as of an Anniversary Date and then only by giving the other at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default upon notice to the Companies, provided, however, that if the Event of Default is an event listed in paragraph 1(c) or 1(d) of Section 9 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Companies or any one of them (provided that such termination shall be effective as to all of the Companies) may, at any time, terminate this Financing Agreement and the Revolving Line of Credit prior to any applicable Anniversary Date upon at least sixty (60) days' prior written notice to CITBC, provided that the Companies pay to CITBC immediately on demand, an Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 9 hereof. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been satisfied in full. Pending payment in full of all Obligations, CITBC may withhold any credit balances in the Collective Account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Obligations, whether absolute or contingent, provided, however, that if the remaining unpaid Obligations arises solely out of the outstanding amounts of Letters of Credit, CITBC will, at the Companies' request, retain, solely as collateral, credit balances in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit. When the outstanding amount of Letters of Credit have been so secured by cash in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit pursuant to a fully executed agreement between CITBC and the Companies and pursuant to which the Companies agree to reimburse CITBC for any Letters of Credit claims (on terms substantially similar to the terms as to fees and charges of this Financing Agreement) that exceed the cash collateral, then for all purposes of this Financing Agreement and the Loan Documents, this Financing Agreement shall be treated by the thereto as terminated and the Obligations as satisfied in full.

SECTION 11.   BEST EFFORTS - REAL ESTATE

        The Companies shall use their best efforts, using the Companies' personnel (such personnel costs to be at the Companies' expense), to assist CITBC in obtaining:

        a) first mortgage/deed of trust liens, pursuant to documentation mutually satisfactory to the Companies and CITBC, on all other Real Estate;

        b) second mortgage/deed of trust liens, pursuant to documentation mutually satisfactory to the Companies and CITBC, on all other Real Estate;

        c) to the extent available, mortgagee's title policies or marked-up or unconditional binders for such insurance relating to the Real Estate in amounts, reasonably satisfactory to CITBC, insuring that the mortgages or deeds of trust filed by CITBC relating to the Real Estate create valid liens on the property covered thereby, naming CITBC as the insured thereunder and, containing such endorsements and coverage as CITBC may reasonably request; and

        d) maps or plats of the perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, prepared by an independent professional licensed land surveyor reasonably satisfactory to CITBC, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping, to the extent applicable in the state in which each such property is located.

        It is understood and agreed that the liens to be given CITBC shall be subject and subordinate to any and all liens (other than, in the case of liens to be given pursuant to the documentation referred to in clause (a) above, purchase money liens incurred in obtaining title to premises or liens for borrowed money), encumbrances, easements, covenants and restrictions (herein the "Title Exceptions") unless CITBC is able, using its own funds, and not at the Companies' expense, to remove of record, or insure over, any Title Exceptions. In the event the Companies retain outside counsel in any state(s) to assist CITBC in obtaining items (a) through (d) above or in removing of record, or insuring over, the Title Exceptions, CITBC shall pay the reasonable fees and expenses of such outside counsel.

SECTION 12.   MISCELLANEOUS

        1. Except as otherwise expressly provided, each of the Companies hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of dishonor, notice of intent to accelerate and notice of acceleration. No delay or omission of CITBC or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes and other or further exercise thereof, or precludes any other right or remedy.

        2. THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

        3. It is the intent of the Companies and CITBC to conform strictly to all applicable state and federal usury laws. All agreements between the Companies and CITBC whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by CITBC for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment of performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forebearance or detention of money, exceed the maximum amount which the CITBC is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstance whatsoever fulfillment of any provisions hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligations to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance CITBC shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excessive interest exceeds the Obligations and all other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excessive interest exceeds the Obligations and all other non interest indebtedness described above, then such additional amount shall be refunded to the Companies. In determining whether or not all sums paid or agreed to be paid by the Companies for the use, forbearance or detention of the Obligations of the Companies to CITBC, under any specific contingency, exceeds the maximum extent permitted under applicable law,
(a) characterize any nonprincipal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Companies for the use, forebearance or detention of the Obligations of the Companies to CITBC, (b) exclude voluntary prepayments and the effect thereof, and (c) to the extent not prohibited by applicable law, amortize, prorate, allocate and spread in equal parts, the total amount of all sums paid or agreed to be paid by the Companies for the use, forebearance or detention of the Obligations of the Companies to CITBC throughout the entire contemplated terms of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations. The terms and provisions of this paragraph shall control and supersede every other provision hereof and all other agreements between the Companies and CITBC.

        4. If any provision hereby or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

        5. The Companies acknowledge that: i) CITBC may syndicate a portion of the loans hereunder, ii) pursuant to any such co-lending or participation agreements CITBC may be required to obtain the consent of such co-lender or participants (herein the "Participants") to any amendments or waivers hereunder, and iii) portions of the Obligations may be nominally held by CITBC on behalf of the Participants. CITBC is hereby permitted to sell co-lending or participation interests in the loans and advances hereunder to lending institutions, solely in CITBC's discretion, provided that the Companies shall not be responsible for any fees, charges or costs arising out of such syndication, co-lending, participation or similar arrangement and further provided that CITBC will always retain for its own account not less than forty-one percent (41%) of the Obligations. Further, CITBC will be sole agent (there will be no other agent in any capacity) or lead lender, as the case may be, in any such syndication, co-lending or participation. In the event CITBC should sell off a portion of the loans hereunder, whether by participation or otherwise, CITBC will advise the Companies of the form of the sale, the identity of the purchaser and,generally, of the rights of the purchaser to approve amendments, consents or waivers. The failure of CITBC to so advise the Companies will not give the Companies any rights or claims against CITBC or create any liability of CITBC to the Companies for such failure. It is understood and agreed that the foregoing agreement of CITBC to so advise the Companies is merely an accomodation to the Companies.

        6. The Parent and its Subsidiaries, including the Companies, have made and will, from time to time, make available to CITBC certain financial and other business information (the "Confidential Information:) relating to their business. CITBC agrees to maintain the confidentially of all Confidential Information provided to CITBC by or on behalf of the Parent or any of its Subsidiaries, and to disclose such information only (a) to officers, directors or employees of CITBC or to CITBC's legal or financial advisors, in each case to extent necessary to carry out this Financing Agreement and the other Loan documents, and to The CIT Group Holdings, Inc., The CIT Group, Inc., The Chase Manhattan Bank Corporation or Dai-Ichi Kanygo Bank, but only, in the case of all of the foregoing Persons referred to in this clause (a), after CITBC has advised each such Person to maintain the confidentially of the Confidential Information,
(b) to any other Person to the extent the disclosure of such information to such Person is required in connection with the examination of CITBC's record by appropriate authorities, pursuant to court order, subpoena or other legal process or otherwise as required by law or regulation, and (c) to Participants or potential Participants but only after such Participants or potential Participants have executed a written confidentiality agreement substantially in the form of this paragraph 6, provided, however, that such Participants or potential Participants shall agree not to disclose Confidential Information to any Affiliate of such Participants or potential Participants. CITBC shall not be required to maintain the confidentiality of any portion of the Confidential Information which (a) becomes generally available to the public other than by CITBC's unauthorized disclosure, (b) is known by CITBC or its agents, advisors or representatives prior to disclosure by the Parent and its Subsidiaries, or (c) becomes available to CITBC from a source other than the Parent and its Subsidiaries, provided that the disclosure of Confidential Information to CITBC by such source does not violate a confidentiality agreement or duty imposed on such source of which CITBC has actual knowledge.

        7. TO THE EXTENT PERMITTED BY LAW, EACH OF THE COMPANIES AND CITBC HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OR PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE COMPANIES WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS FINANCING AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS FINANCING AGREEMENT, EACH OF THE COMPANIES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS FINANCING AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF CITBC TO BRING PROCEEDINGS AGAINST THE COMPANIES IN THE COURTS OF ANY OTHER JURISDICTION. EACH OF THE COMPANIES WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OF VENUE OR BASED UPON FORUM NON CONVENIENS.

        8. (omitted intentionally)

        9. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered, including overnight delivery by a courier service (including Federal Express), or sent by telegram or facsimile, or five days after deposit in the United States mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

    (A)   if to CITBC, at:

          The CIT Group/Business Credit, Inc.
          Two Lincoln Centre
          Suite 200
          5420 LBJ Freeway
          Dallas, Texas 75240
          Attn: Regional Manager
          Facsimile Number: (972) 455-1690

    (B)   if to a Company or the Companies at:

          2302 Maxwell Lane
          Houston, Texas 77023
          Attn: Chief Financial Officer
          Facsimile Number: (713) 928-5196

          with CITBC using good faith efforts to send a copy to:

          2302 Maxwell Lane
          Houston, Texas 77023
          Attn: Vice President, Chief Accounting Officer
          Facsimile Number: (713) 928-5196

          with CITBC using good faith efforts to send a copy to:

          2302 Maxwell Lane
          Houston, Texas 77023
          Attn: Legal Department
          Facsimile Number: (713) 967-8328

or to such other address as any party may designate for itself by like notice; provided, however, that the failure of CITBC to send a copy of such notice to the Company's Legal Department shall not invalidate in any way the effect of the notice to a Company.

    10. Any obligation of one or more of the Companies to deliver notices and other documents hereunder may be satisfied by delivery thereof by any one of the Companies.

    11. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE PROVISIONS OF CHAPTER 346 (OTHER THAN SECTION 346.004 THEREOF) OF THE TEXAS FINANCE CODE (VERNON'S TEXAS CODE ANNOTATED), AS AMENDED FROM TIME TO TIME, SHALL NOT BE APPLICABLE TO ANY LOAN(S), ADVANCE(S), OR EXTENSION(S) OF CREDIT MADE HEREUNDER OR OTHERWISE, THIS FINANCING

AGREEMENT AND ALL OTHER AGREEMENTS BETWEEN THE COMPANIES AND CITBC.

    12. EACH OF THE COMPANIES' HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES--CONSUMER PROTECTION ACT, SECTION (S)17.41 ET SEQ. OF THE TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF EACH OF THE COMPANIES' OWN SELECTION, EACH OF THE COMPANIES' VOLUNTARILY CONSENTS TO THIS WAIVER. EACH OF THE COMPANIES' EXPRESSLY WARRANTS AND REPRESENTS THAT IT (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO CITBC, AND (B) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS FINANCING AGREEMENT.

    13. EACH OF THE COMPANIES ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL FINANCING AGREEMENT OR ANY DOCUMENTS, INSTRUMENTS OR AGREEMENTS EXECUTED IN CONNECTION THEREWITH, AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL FINANCING AGREEMENT OR ANY DOCUMENTS, INSTRUMENTS OR AGREEMENTS EXECUTED IN CONNECTION THEREWITH, AND/OR ANY TRANSACTION RELATED TO THE ORIGINAL FINANCING AGREEMENT OR ANY DOCUMENTS, INSTRUMENTS OR AGREEMENTS EXECUTED IN CONNECTION THEREWITH, SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF CITBC'S EXECUTION AND DELIVERY OF THIS FINANCING AGREEMENT.

    14. This Financing Agreement is given in amendment, restatement, renewal and extension (but not in novation, extinguishment or satisfaction) of the Original Financing Agreement. All liens and security interests securing payment of the obligations under the Original Financing Agreement are hereby collectively renewed, extended, rearranged, ratified and brought forward as security for the payment and performance of the Obligations. With respect to matters relating to the period prior to the date hereof, all of the provisions of the Original Financing Agreement and the security agreements and other documents, instruments or agreements executed in connection therewith are hereby ratified and confirmed and shall remain in force and effect.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above. This Financing Agreement shall take effect as of the date set forth above after being accepted below by an officer of CITBC after which, CITBC shall forward to the Companies a fully executed original for its files.

                                        Very truly yours,

                                        THE CIT GROUP / BUSINESS CREDIT, INC.


                                        By  /s/ Pamela A. Wozniak
                                           -------------------------------------
                                           Assistant Vice President


Read and Agreed to:


OSHMAN'S SPORTING GOODS, INC.--SERVICES

BY /s/ A. Lynn Boerner                           /s/ Robert M. Dean      (SEAL)
  -------------------------------          ------------------------------
  TITLE: VICE PRESIDENT                    SECRETARY


J.S. OSHMAN AND CO., INC.

BY /s/ A. Lynn Boerner                           /s/ Robert M. Dean      (SEAL)
  -------------------------------          ------------------------------
  TITLE: VICE PRESIDENT                    SECRETARY


OSHMAN SPORTING GOODS CO., ALABAMA

BY /s/ A. Lynn Boerner                           /s/ Robert M. Dean      (SEAL)
  -------------------------------          ------------------------------
  TITLE: VICE PRESIDENT                    SECRETARY


OSHMAN SPORTING GOODS CO., ARIZONA

BY /s/ A. Lynn Boerner                           /s/ Robert M. Dean      (SEAL)
  -------------------------------          ------------------------------
  TITLE: VICE PRESIDENT                    SECRETARY

OSHMAN SPORTING GOODS CO., ARKANSAS

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., CALIFORNIA

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., COLORADO

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., FLORIDA

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., GEORGIA

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., HAWAII

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., KANSAS

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., LOUISIANA

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., MICHIGAN

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., MINNESOTA

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., MISSOURI

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., NEVADA

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., NEW JERSEY

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., NEW MEXICO

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., NEW YORK

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., OHIO

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., OKLAHOMA

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., OREGON

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., SOUTH CAROLINA

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., TENNESSEE

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., TEXAS

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., UTAH

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN SPORTING GOODS CO., WASHINGTON

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

OSHMAN'S SKI SKOOL, INC.

BY      /s/ A. Lynn Boerner                    /s/ Robert M. Dean         (SEAL)
     ----------------------------          -----------------------------
     TITLE: VICE PRESIDENT                 SECRETARY

                                           Executed and Accepted at
                                           Dallas, Texas

                                           THE CIT GROUP/BUSINESS
                                           CREDIT, INC.

                                           By /s/ Lan K. Haverfield
                                              ----------------------------------
                                              Senior Vice President

                                   EXHIBIT A

                       __ WEEKLY INVENTORY CONFIRMATION

                      __ QUARTERLY INVENTORY CONFIRMATION

From:                    OSHMAN'S SPORTING GOODS, INC.--SERVICES
                         J.S. OSHMAN AND CO., INC.
                         OSHMAN SPORTING GOODS CO., ALABAMA
                         OSHMAN SPORTING GOODS CO., ARIZONA
                         OSHMAN SPORTING GOODS CO., ARKANSAS
                         OSHMAN SPORTING GOODS CO., CALIFORNIA
                         OSHMAN SPORTING GOODS CO., COLORADO
                         OSHMAN SPORTING GOODS CO., FLORIDA
                         OSHMAN SPORTING GOODS CO., GEORGIA
                         OSHMAN SPORTING GOODS CO., HAWAII
                         OSHMAN SPORTING GOODS CO., KANSAS
                         OSHMAN SPORTING GOODS CO., LOUISIANA
                         OSHMAN SPORTING GOODS CO., MICHIGAN
                         OSHMAN SPORTING GOODS CO., MINNESOTA
                         OSHMAN SPORTING GOODS CO., MISSOURI
                         OSHMAN SPORTING GOODS CO., NEVADA
                         OSHMAN SPORTING GOODS CO., NEW JERSEY
                         OSHMAN SPORTING GOODS CO., NEW MEXICO
                         OSHMAN SPORTING GOODS CO., NEW YORK
                         OSHMAN SPORTING GOODS CO., OHIO
                         OSHMAN SPORTING GOODS CO., OKLAHOMA
                         OSHMAN SPORTING GOODS CO., OREGON
                         OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
                         OSHMAN SPORTING GOODS CO., TENNESSEE
                         OSHMAN SPORTING GOODS CO., TEXAS
                         OSHMAN SPORTING GOODS CO., UTAH
                         OSHMAN SPORTING GOODS CO., WASHINGTON
                         OSHMAN'S SKI SKOOL, INC.

                                      Date: _____________ , 199 __

Address:     2302 Maxwell Lane        Confirmation No.:
             Houston, TX 77023

To:     THE CIT GROUP/BUSINESS CREDIT, INC.
        Two Lincoln Centre
        Suite 200
        5420 LBJ Freeway
        Dallas, Texas 75240

        Attention:    Regional Manager

Reference is made to that certain Amended and Restated Financing Agreement between each of the undersigned and you, dated as of December 15, 1997, as may be amended from time to time (herein the "Agreement"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agreement.

Pursuant to the Agreement, we have created in your favor a security interest in, inter alia, all Inventory and Accounts as defined in the Agreement and all proceeds resulting from the sale or other disposition thereof, as security for the Obligations to you, however arising, all as more fully provided in the Agreement.

We confirm that the said Inventory had, as of the date of the attached schedule(s), in our judgment, substantially the dollar values, determined at FIFO cost, by the retail inventory method, listed on the attached schedule(s), and is owned by us free and clear of all claims and encumbrances (except for Permitted Encumbrances). We agree that said Inventory will not be removed from its existing locations except as permitted under the Agreement.

In the event that the box for quarterly report is checked on the first page, we also hereby confirm our warranty and representation that all of said Inventory (exclusive of all packaging and shipping materials) subject to normal shrinkage adjustments was at the location(s) listed on the attached schedule(s) as of the date of such schedule(s), (herein the "Inventory Locations") except for Inventory in transit to and from any of such locations.

Your security interest attaches to (i) the Inventory, including any Inventory returned to us, and to all other Inventory however acquired by us from time to time in the future, which when acquired, shall, without further act, become subject to your security interest and (ii) proceeds of the Inventory, all as more fully provided in the Agreeement.

                    OSHMAN'S SPORTING GOODS, INC.--SERVICES
                    J.S. OSHMAN AND CO., INC.
                    OSHMAN SPORTING GOODS CO., ALABAMA
                    OSHMAN SPORTING GOODS CO., ARIZONA
                    OSHMAN SPORTING GOODS CO., ARKANSAS
                    OSHMAN SPORTING GOODS CO., CALIFORNIA
                    OSHMAN SPORTING GOODS CO., COLORADO
                    OSHMAN SPORTING GOODS CO., FLORIDA
                    OSHMAN SPORTING GOODS CO., GEORGIA
                    OSHMAN SPORTING GOODS CO., HAWAII
                    OSHMAN SPORTING GOODS CO., KANSAS
                    OSHMAN SPORTING GOODS CO., LOUISIANA
                    OSHMAN SPORTING GOODS CO., MICHIGAN
                    OSHMAN SPORTING GOODS CO., MINNESOTA
                    OSHMAN SPORTING GOODS CO., MISSOURI
                    OSHMAN SPORTING GOODS CO., NEVADA
                    OSHMAN SPORTING GOODS CO., NEW JERSEY
                    OSHMAN SPORTING GOODS CO., NEW MEXICO
                    OSHMAN SPORTING GOODS CO., NEW YORK
                    OSHMAN SPORTING GOODS CO., OHIO
                    OSHMAN SPORTING GOODS CO., OKLAHOMA
                    OSHMAN SPORTING GOODS CO., OREGON
                    OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
                    OSHMAN SPORTING GOODS CO., TENNESSEE
                    OSHMAN SPORTING GOODS CO., TEXAS
                    OSHMAN SPORTING GOODS CO., UTAH
                    OSHMAN SPORTING GOODS CO., WASHINGTON
                    OSHMAN'S SKI SKOOL, INC.

                    By  ____________________________________________
                        Title:

                      Schedule to Inventory Confirmation
                                     with
                    OSHMAN'S SPORTING GOODS, INC.--SERVICES
                           J.S. OSHMAN AND CO., INC.
                      OSHMAN SPORTING GOODS CO., ALABAMA
                      OSHMAN SPORTING GOODS CO., ARIZONA
                      OSHMAN SPORTING GOODS CO., ARKANSAS
                     OSHMAN SPORTING GOODS CO., CALIFORNIA
                      OSHMAN SPORTING GOODS CO., COLORADO
                      OSHMAN SPORTING GOODS CO., FLORIDA
                      OSHMAN SPORTING GOODS CO., GEORGIA
                       OSHMAN SPORTING GOODS CO., HAWAII
                       OSHMAN SPORTING GOODS CO., KANSAS
                     OSHMAN SPORTING GOODS CO., LOUISIANA
                      OSHMAN SPORTING GOODS CO., MICHIGAN
                     OSHMAN SPORTING GOODS CO., MINNESOTA
                      OSHMAN SPORTING GOODS CO., MISSOURI
                       OSHMAN SPORTING GOODS CO., NEVADA
                     OSHMAN SPORTING GOODS CO., NEW JERSEY
                     OSHMAN SPORTING GOODS CO., NEW MEXICO
                      OSHMAN SPORTING GOODS CO., NEW YORK
                        OSHMAN SPORTING GOODS CO., OHIO
                      OSHMAN SPORTING GOODS CO., OKLAHOMA
                       OSHMAN SPORTING GOODS CO., OREGON
                   OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
                     OSHMAN SPORTING GOODS CO., TENNESSEE
                       OSHMAN SPORTING GOODS CO., TEXAS
                        OSHMAN SPORTING GOODS CO., UTAH
                     OSHMAN SPORTING GOODS CO., WASHINGTON
                           OSHMAN'S SKI SKOOL, INC.

                    Inventory Locations and Dollar Values.

   STREET ADDRESS                CITY, COUNTY & STATE               AMOUNT
-----------------------   ----------------------------------  ------------------

-----------------------   ----------------------------------  ------------------

-----------------------   ----------------------------------  ------------------

-----------------------   ----------------------------------  ------------------

-----------------------   ----------------------------------  ------------------

-----------------------   ----------------------------------  ------------------
                                                      Total:
                                                              ------------------

THIS CONFIRMATION IS ONE OF A SERIES AND FOLLOWING CONFIRMATION NO.

____________________ DATED ________________________ , 199 __

                      AVAILABILITY REPORT # ____________

                               Date ___________


To:  The CIT Group/Business Credit, Inc.
     Two Lincoln Centre, Suite 200
     5420 LBJ Freeway
     Dallas, Texas 75240
     972-455-1690

1.  ELIGIBLE INVENTORY
    A. COST INVENTORY
       Per Schedule Attached Dated __________                     $__________
       Per Confirmation No. ___ Dated _________

    Less Reserves:
       POS Markdown Reserve                          $__________
       Seasonal Reserve--Hard Markdowns              $__________
       Slow Moving/Obsolete Reserve                  $__________
       Outlet Inventory                              $__________
       Accrued Shrinkage                             $__________
       Highly Seasonal Goods                         $__________
       Landlord Waivers                              $__________
       Other (Off-site ski sales and demo racquets)  $__________
       Return to Vendor Merchandise                  $__________
       Total Reserves                                $__________

       Net Eligible Cost Inventory                                $__________
       Rate of Advance: [60%] [65%, if Seasonal                   $__________
       Inventory Advance Rate Period]

    B. RETAIL INVENTORY
       Per Schedule Attached Dated _________         $__________
       Per Confirmation No. ___ Dated _________
       Less Reserves:
            Total Cost Ineligibles divided           $__________
            by (1-IMU%)
       Net Eligible Retail Inventory                              $__________
       Rate of Advance: 35%                                       $__________

2.  INVENTORY COLLATERAL VALUE
    A. The Lesser of [60%] [65%, if Seasonal         $__________
       Inventory Advance Rate Period] of cost
       or 35% of Retail
    B. The Lesser of (A) or [$65,000,000 plus the    $__________
       Increment, if elected] [plus $15,000,000, if
       Seasonal Overline Period] Line Cap
       Total Inventory Collateral Value                           $__________

3.  LOAN PLUS LETTER OF CREDIT EXPOSURE AND
    AVAILABILITY RESERVE
       Standby Letters of Credit                                  $__________
       Documentary Letters of Credit                              $__________
       Availability Reserve for store closings,
       if applicable                                              $__________
       Availability Reserve for sales tax
       liabilities, if applicable                                 $__________
       Loan Balance Brought Forward                  $__________
            Less: Cash Received                      $__________
                      Sub Total                      $__________
          Plus: Other Additions                      $__________
             Advances Since Last Report              $__________
       New Loan Balance                                           $__________
          NET AVAILABLE PER OUR BOOKS                             $__________

For the purpose of inducing The CIT Group/Business Credit, Inc. to grant loans to us under the Financing Agreement, we hereby certify that in our judgment the above stated cost and retail Inventory amounts are substantially true and correct as of this report.


                                  ----------------------------------------------
                                                   (Client's Name)

                                  By:
                                     -------------------------------------------
                                                 (Authorized Signature)

                                   EXHIBIT B

                             Original Bank Account
                               Letter Agreement

                                [See Attached]
                                   EXHIBIT C


         THIS IS NOT A BILL OR A REQUEST FOR PAYMENT. IT IS A REQUEST
             FOR CONFIRMATION OF YOUR ACCOUNT WITH US AS FOLLOWS:

               -----------------------------------------------------
                     BALANCE AS OF:          DUE FROM YOU

                                             $
               -----------------------------------------------------

        This balance due from you as it appears on our books as of the date indicated is shown above. If this amount is correct, please sign this letter in the space provided below and return it DIRECTLY to John M. Perrone, Certified Public Accountant. If not correct, please write DIRECTLY to JOHN M. PERRONE (not to us) giving full details of the difference and mail in this envelope.

        PLEASE NOTE THE DATE as of which we request confirmation. Purchases from us and payments to us between that date and the date you received this letter are not to be considered.

        If you have any questions, please call: (972) 455-1673


                                            Yours very truly,



THE INFORMATION SHOWN ABOVE IS CORRECT:

Signature:________________________________________________________________


TO:

                                                          Date December 15, 1997

To:  THE CIT GROUP/BUSINESS CREDIT, INC.
     TWO LINCOLN CENTRE
     SUITE 200
     5420 LBJ FREEWAY
     DALLAS, TEXAS 75240

                  AMENDED AND RESTATED GUARANTY OF BORROWERS

Gentlemen:

     Reference is made to that certain Amended and Restated Financing Agreement of even date herewith (herein the "Financing Agreement") and the Loan Documents (as defined therein) (herein the "Agreements") between you and the undersigned (sometimes referred to herein as the "Borrowers"). Each of the undersigned hereby unconditionally jointly and severally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all the Obligations (as defined in the Financing Agreement) of the other Borrowers to you, howsoever arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under any of the Agreements as now written or as amended or supplemented hereafter, or by operation of law or otherwise. Further each of the undersigned agrees to pay to you on demand as part of the Obligations the amount of all reasonable expenses (including reasonable attorney's fees) incurred by you in collecting or attempting to collect any of the other Borrowers' Obligations to you, whether from any of the other Borrowers, or from any other obligor, or from the undersigned, or in realizing upon any Collateral (as defined in the Financing Agreement); and agrees to pay the Contract Rate of interest (as defined in the Financing Agreement) on all amounts payable to you hereunder, even if such amount cannot be collected from the other Borrowers. To the extent you receive payment on account of Obligations guaranteed hereby, which payment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by a trustee, or any other party acting for, on behalf of or through the other Borrowers or a representative of any of the other Borrowers), the undersigned's obligation to you under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the undersigned have made payment to you therefor, which payment shall be due upon demand.

     This Guaranty is executed as an inducement to you to make loans or advances to the undersigned or otherwise to extend credit or financial accommodations to the undersigned, or to enter into or continue a financing arrangement with the undersigned, and is executed in consideration of your doing or having done any of the foregoing. Each of the undersigned agrees that any of the foregoing shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Guaranty.

     In connection with your rights and remedies hereunder, (x) each of the undersigned waives all of the following as to itself: notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit to the undersigned, the amendment, execution or termination of any of the Agreements or any other agreements between you and the undersigned, and presentment, demand, protest, notice, as to its co-Borrowers, of protest, notice of non-payment and all other notices to which the undersigned may be entitled hereunder, and your reliance on this Guaranty; and each of the undersigned also waives notice of, as to its co-Borrowers: changes in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees (including the release of any of the undersigned) and the settlement, compromise or release of any Obligations, and agrees that, as to each of the undersigned, unless otherwise released by you under the Agreements or otherwise, the amount of the Obligations shall not be diminished by any of the foregoing; provided, however, that nothing herein is intended to absolve CITBC of any of its obligations under any of the Agreements. Each of the undersigned also agrees that you need not attempt to collect any Obligation from the other Borrowers or other obligors or to realize upon any collateral, but may require the undersigned to make immediate payment of Obligations to you when due or at any time thereafter.

     This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part, including any failure to collect Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto. The undersigned hereby waives the performance of each and every condition precedent to your demand on the undersigned for performance under this Guaranty. Payment by the undersigned shall be made to you at your office from time to time on demand as Obligations become due, and one or more successive or concurrent actions may be brought hereon against the undersigned either in the same action in which any of the Clients are sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the undersigned, the undersigned agree in any such claim or action not to assert against you any set-off or counterclaim for, and, further, the undersigned agrees not to deduct, set-off, or seek to counterclaim for, any loss of contribution from any other guarantor. Further, if the undersigned seeks to assert against you any set-off or counterclaim, or any set-off or counterclaim derivative of any right of any Borrower, in each case relating to the Agreement, nothing herein gives the undersigned any greater rights with respect thereto than the undersigned or such Borrower would otherwise have under the Agreements. Furthermore, in any litigation based on this Guaranty in which you and the undersigned shall be adverse parties, the undersigned hereby waive trial by jury. The undersigned hereby consent to the in personam jurisdiction of the courts of the State of Texas. In the event that you bring any action or suit in any court of record of the State of Texas or the Federal Government to enforce any or all liabilities of the undersigned hereunder, service of process may be made on the undersigned by mailing a copy of the summons to the undersigned at the address below set forth.

     All sums at anv time to the credit of the undersigned and any property of the undersigned on which you at any time have a lien or security interest, of which you at any time have possession, shall secure payment and performance of all Obligations.

     Subject to the last sentence of this paragraph, this Guaranty may be terminated as to any one of the undersigned only as of any Anniversary Date (as defined in the Financing Agreement) and then only upon actual receipt by one of your officers of at least ninety (90) days prior written notice of termination sent by registered or certified mail, return receipt requested; provided however, that the undersigned if so terminating this Guaranty shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Obligations. Termination as to any one of the undersigned shall not affect the obligations of any of the other undersigned, nor relieve the one giving such notice from liability for any post termination collection expenses or interest. This is a continuing agreement and written notice as above provided shall be the only means of termination, absent your written consent, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you by the undersigned. Notwithstanding anything to the contrary contained herein, the liability of the undersigned hereunder shall automatically terminate upon termination of the Financing Agreement and satisfaction in full of the Obligations in accordance with Section 10 thereof.

     Your books and records showing the account between you and the undersigned shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements rendered to the undersigned shall be binding upon the undersigned to the extent set forth in the Financing Agreement.

     Each of the undersigned expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the other Borrower, or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or with respect to any of such other person's property (including, without limitation, property collateralizing its Obligations to you) arising from the existence or performance of this Guaranty.

     THIS GUARANTY, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This Guaranty may not be modified except in writing, and no course of dealing between you and any of the undersigned shall be effective to change or modify this Guaranty. Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by any of the undersigned of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the undersigned hereunder.

     This Guaranty may be assigned by you in accordance with the Financing Agreement and shall be for your benefit and for the benefit of any of your assignees or transferees in accordance with the Financing Agreement, and shall cover any Obligations owed to you at the time of assignment or transfer as well as any and all future Obligations owed by the undersigned to such assignee or transferee.

     This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Obligations, now existing or hereafter executed by any or all of the undersigned or others in your favor.

     When used in this agreement, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This agreement shall inure to the benefit of you, your successors and assigns in accordance with the Financing Agreement; shall be binding jointly and severally upon the undersigned and upon the respective successors and assigns of each of the undersigned; and shall pertain to the undersigned and their respective successors and assigns.

     This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas.

     This Guaranty is given in renewal, extension, modification and amendment (and not in extinguishment or novation) of that certain Guaranty of Borrowers dated August 31, 1992, executed by certain of the undersigned in favor of you (the "Prior Guaranty"). The rights granted to you hereunder are given in renewal, extension and modification of the rights previously granted to you in the Prior Guaranty. Such prior rights are not extinguished hereby, and the making and priority of such prior rights shall continue in full force and effect.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF the undersigned have executed and delivered this Guaranty effective as of the date first above set forth.

OSHMAN'S SPORTING GOODS, INC. - SERVICES
J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.


By: /s/ A. Lynn Boerner
   ---------------------------
Title: VP-CAO

of each of the above Companies

Address:  2302 Maxwell Lane
          Houston, Texas 77023
          Attn: Chief Financial Officer